As filed with the Securities and Exchange Commission April 24, 2020

Registration Statement No. 333-222325

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	7372	37-1780261
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4231 Walnut Bend

Jacksonville, Florida 32257

(888) 405-7860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Don D. Roberts

Chief Executive Officer

Webstar Technology Group, Inc.

4231 Walnut Bend, Jacksonville, Florida 32257

(888) 405-7860

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock offered by Company	600,000	$0.10	$60,000	$7.79
Total

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

(2) The Company has previously paid $2,424 for the registration of up to 20,000,000 shares of common stock at $1.00 aggregate price per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to Webstar Technology Group, Inc.’s Registration Statement on Form S-1 (File No. 333-222325) (the “Registration Statement”), as declared effective by the Securities and Exchange Commission (the “SEC”) on February 8, 2019 is being filed in order to include the information contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and to make certain updates to the Registration Statement.

The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. The Registrant has not sold any securities registered under the Registration Statement. The Registrant hereby, through this Post-Effective Amendment, decreases the number of shares registered to minimum of 300,000 and a maximum of 600,000 shares of common stock at an aggregate offering price of $0.10 per share. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED April 24, 2020

A Minimum of 300,000 and a maximum of 600,000 Shares of Common Stock

Webstar Technology Group, Inc.

4231 Walnut Bend

Jacksonville, Florida 32257

(888) 405-7860

Purchase Price: $0.10 per share

Minimum Offering: $30,000

Maximum Offering: $60,000

This is the initial public offering of our shares of our common stock. We are offering for sale a minimum of 300,000 and a maximum of 600,000 shares of common stock at a fixed price of $0.10 per share for the duration of this offering (the “Offering”). Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by the OTC Markets Group. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts, minimum-maximum” basis which means (i) we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors; and (ii) the Offering will be terminated in the event the minimum number of subscriptions set forth herein are not received and accepted by the company. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares under this Offering.

Until the company has received subscriptions and payment for a minimum of 300,000 shares ($30,000) subscription proceeds will be deposited in a non-interest bearing escrow account with and held in escrow by Foley & Lardner LLP, as escrow agent. After closing on the minimum offering, subscription proceeds will not be deposited into the escrow account and held in escrow, but rather, will be paid directly to us.

The shares will be offered for sale for an indefinite period of time from the date of this prospectus. If a minimum of 300,000 shares is not sold by April 24, 2021, we will terminate this offering and all money received will be promptly refunded to investors without deduction. We will not charge fees on funds returned if the minimum offering is not reached. Once the minimum of 300,000 shares is reached, any subsequent subscription proceeds will be paid directly to us and will not be held in a segregated or escrow account.

On April 20, 2020, our Board of Directors declared a stock dividend of 0.218723 shares per each outstanding share of our common stock. On April 22, 2020, James Owens contributed 27,104,415 of his shares of common stock of the Company to Webstar Networks Corporation, a Florida Corporation (“Webstar Networks”) in order to inject equity to Webstar Networks. Following the offering, James Owens will continue to control more than 50% of the outstanding voting power of our common stock based on his aggregate ownership of 138,934,383 shares of our common stock and he will continue to have the authority to approve all shareholder actions requiring a majority vote of shareholders, including the election of all members of our Board of Directors.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the shares of common stock offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning at page 6.

THE SECURITIES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

The date of this prospectus is           , 2020

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MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this prospectus is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this prospectus involves a number of assumptions and limitations. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We do not currently own or have rights to trademarks or trade names other than our corporate name, logos and website names including the eCampus name and website name. In addition, we do not currently own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” Some of the factors that we believe could affect our results include future business and financial performance or conditions, anticipated sales growth across markets, distribution channels and product categories, competition from larger, more established companies with greater economic resources than we have, expenses and gross margins, profits or losses, new product introductions, financing and working capital requirements and resources, control by our principal equity holders and the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “Webstar” the “Company,” “we,” “our,” “ours” or “us” refer to Webstar Technology Group, Inc., a Wyoming corporation.

Our Company

We were organized as a Wyoming corporation on March 10, 2015. We have had limited operations and have limited capital resources. Our amended and restated articles of incorporation provide for the issuance of up to 300,000,000 shares of common stock, par value $0.0001 and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus there are 139,300,000 shares of our common stock issued and outstanding. As of the date of this prospectus there are 1,000 shares of Series A preferred stock issued and outstanding.

We were established to commercialize the Webstar eCampus software solution and additional software solutions relating to video streaming and data compression. On May 12, 2018 we completed the acquisition of the Webstar eCampus virtual classroom access platform from a related party. On April 21, 2020, we entered into an Exclusive Technology Marketing and License Agreement (the “License Agreement”) with Soft Tech Development Corp (“Soft Tech”), a related party, to license proprietary Gigabyte Slayer™ and WARP-G™ Software. Prior to the acquisition of the Webstar eCampus virtual classroom access platform, we were focused in large part on our organizational activities and the development of our plans to acquire these software. The Gigabyte Slayer software application is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology. The WARP-G software application is designed to enable enterprise customers who transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time by also using new proprietary data compression technology.

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Our principal office is located at Webstar Technology Group, Inc., 4231 Walnut Bend, Jacksonville, Florida 32257 and our telephone number is (888) 405-7860. Our corporate website address is www.webstartechnologygroup.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Smaller Reporting Company. We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $250 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Controlled Company. Because James Owens will continue to control more than 50% of the outstanding voting power of our common stock following the offering based on his ownership and control over an aggregate of 138,934,383 shares of our common stock representing 99.7% of the total votes on which shareholders beneficially own and would be entitled to vote, he can approve all shareholder actions requiring a majority vote of shareholders, including the election of all members of our Board of Directors. Furthermore, in the event we elect to apply to list our common stock on the NASDAQ Capital Market (“NASDAQ”), we will qualify as a “controlled company” because Mr. Owens will continue to hold in excess of 50% of our voting shares. As a controlled company, we will qualify for certain exemptions to the NASDAQ listing requirements, including the requirement that a majority of our directors be independent, and the requirements to have a compensation committee and a nominating and corporate governance committee, each composed of entirely independent directors.

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The Offering

Issuer	Webstar Technology Group, Inc.

Common stock	Up to 600,000 shares of common stock offered by us with a minimum offering of 300,000 shares of common stock.

Common stock outstanding before this offering	139,300,000 shares

Common stock to be outstanding after this offering	139,900,000 shares

Offering price per share of common stock	Shares offered by us: $0.10. See “Plan of Distribution.”

Total Offering	A minimum of 300,000 shares ($30,000) and a maximum of 600,000 shares ($60,000)

Proposed U.S. quotation	We intend to apply for quotation of our common stock on the OTCQB Marketplace under the symbol “WBST” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. There is no assurance that our common stock will be quoted or that our application will be approved by the OTC Markets Group for quotation on the OTCQB.

Plan of Distribution

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts, minimum-maximum” basis, which means (i) we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors; and (ii) the Offering will be terminated in the event the minimum number of subscriptions set forth herein are not received and accepted by us. The intended methods of communication with potential investors include, without limitation and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares in this offering.

Until the company has received subscriptions and payment for a minimum of 300,000 shares ($30,000) subscription proceeds will be deposited in a non-interest bearing escrow account with and held in escrow by the law firm of Foley & Lardner LLP, as escrow agent. After closing on the minimum offering, subscription proceeds will not be deposited into the escrow account and held in escrow, but rather, will be paid directly to the company.

In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

The shares will be offered for sale for an indefinite period of time from the date of this prospectus.

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The Company

Organization

We were incorporated under the laws of the State of Wyoming on March 10, 2015. Our principal office is located at 4231 Walnut Bend, Jacksonville, Florida 32257. Our telephone number is (888) 405-7860.

Capitalization

Our amended and restated articles of incorporation provide for the issuance of up to 300,000,000 shares of common stock, par value $0.0001. As of the date of this prospectus there are 139,300,000 shares of our common stock issued and outstanding. Our amended and restated articles of incorporation provide for the issuance of 1,000,000 shares of preferred stock and no other class of equity securities. As of the date of this prospectus there are 1,000 shares of Series A preferred stock issued and outstanding.

Management

Our President and Chief Executive Officer is Don D. Roberts. Our Chief Financial Officer is Harold E. Hutchins. Our Chairman and Chief Technology Officer is James Owens. Messrs. Owens, Dr. England, Dr. Landmann, Hendrickson, Simon and Harrington serve as our Board of Directors.

Dividend Policy

On April 20, 2020, our Board of Directors declared a stock dividend of 0.218723 shares per outstanding share of our common stock. The dividend was payable to the our shareholders of record as of the close of business on April 20, 2020, and was paid on April 21, 2020. See “Dividend Policy.”

Going Concern

Management has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date, we have had minimal revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. At December 31, 2019, we had an accumulated deficit of $7,218,684 and have had minimal revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Our business

We have been operating the Webstar eCampus virtual classroom access platform since we acquired it from a related party on May 12, 2018. Webstar eCampus is an affordable, virtual online education and e-learning technology that allows the possibility of almost any organization to offer educational services online. On April 21, 2020, we entered into the License Agreement with Soft Tech to license proprietary Gigabyte Slayer™ and WARP-G™ Software. Prior to the acquisition of the Webstar eCampus virtual classroom access platform, we were focused in large part on our organizational activities and the development of our plans to acquire these software. The Gigabyte Slayer software application is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology. The WARP-G software application is designed to enable enterprise customers who transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time by also using new proprietary data compression technology. See “Description of Business – Purchase of Webstar eCampus Assets” and “Description of Business –Software Licenses”. As of December 31, 2019, we have generated an accumulated deficit of $7,218,684.

Use of proceeds

We expect to receive proceeds from our direct public offering of a minimum of $30,000 and a maximum of $60,000, based upon a public offering price of $0.10 per share of common stock. We intend to use the net proceeds for the following purposes in the following order assuming the maximum is raised: (a) first towards the fees and expenses associated with this offering of up to $20,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; and (b) the remaining $40,000 toward additional working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors

See “Risk Factors” beginning on page 6 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

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SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2019 and 2018 and the balance sheet data as of December 31, 2019 and 2018 are derived from the audited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	For the Years Ended December 31,
	2019	2018

Statement of Operations Data
Revenue	$4,442	$2,505
Total expenses	1,119,858	1,224,706
Net loss	$(1,115,416)	$(1,222,201)
Net loss per share, basic and diluted	$(0.01)	$(0.01)

Balance Sheet Data (at period end)
Cash	$36,535	$5,241
Working capital (deficit )(1)	$(860,406)	$(6,099,838)
Total assets	$52,013	$14,497
Total liabilities	$904,824	$6,106,335
Shareholders’ deficit	$(852,811)	$(6,091,838)

(1) Working capital represents total current assets less total current liabilities.

RISK FACTORS

Investment in our common stock involves a number of substantial risks. You should not invest in our stock unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to our Company and our Planned Business Operations

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Since our inception on March 10, 2015 through December 31, 2019 we have generated minimal revenues and incurred a loss of $7,218,684. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Furthermore, with any business, there is a substantial risk that the business will fail. The majority of new businesses fail due to many factors, including, but not limited to, lack of capital, failure to successfully integrate a new management team, unexpected delays, more intense competition, and many of the other risk factors discussed below. Investors in this offering should only invest if they are able to bear the loss of their entire investment.

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Management has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Management has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We may have difficulty in procuring the additional financing required to operate and develop our current and planned businesses.

We will be totally dependent on the proceeds of this offering to enable us to operate our current and planned businesses. In addition, we will require significant amounts of cash, and we may be required to seek additional capital, whether from sales of debt or equity securities or borrowing additional money, for the future development and growth of our business. The terms and/or availability of additional capital are unreliable. If we are not successful in obtaining adequate capital, we may not be able to generate future revenues from our operation of the eCampus website and licensing of the Gigabyte Slayer and WARP-G software.

Deterioration of general economic conditions could harm our business and results of operations.

Our business and results of operations may be adversely affected by changes in national or global economic conditions, including inflation, interest rates, availability of capital markets, consumer spending rates, energy availability and costs, the negative impacts caused by pandemics and public health crises (including the recent COVID-19 pandemic), and the effects of governmental initiatives to manage economic conditions. Volatility in financial markets and deterioration of national and global economic conditions could impact our business and operations as it may become more costly or difficult to obtain debt or equity financing to fund our operations or investment opportunities, or to refinance our debt in the future, in each case on terms and within a time period acceptable to us.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Inability of Our Officers and Directors to devote sufficient time to the operation of the business may limit our success.

None of our officers and directors devote all of their time to our business but intend to do so once we complete the offering and we can pursue our plan of operation. Should the business develop faster than anticipated, the officers and directors will have to retain additional personnel to ensure that it continues as a going concern.

We need to retain key personnel to support our products and ongoing operations.

The development and marketing of our products will continue to place a significant strain on our limited personnel, management, and resources. Our future success depends upon the continued services of our executive officers and key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or directors would negatively impact our ability to sell our products, which could adversely affect our financial results and impair our growth.

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We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our President and Chief Executive Officer, Don D. Roberts. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the recently acquired Webstar eCampus and planned product acquisitions, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has not had experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our President and Chief Executive Officer, Don D. Roberts, is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Risks related to our products and services.

If we cannot produce or acquire software that meets price and performance criteria, the business will fail.

The on-line educational services and data compression IT software services market is very competitive. Customers require specific functional and technical requirements as well as competitive prices for the services and software. Each customer has different functional and technical requirements and we cannot guarantee that the services and software we plan to offer will meet each customer’s requirements. If we cannot manage services and software that meets the customer requirements or the services and software is not competitively priced, the business will fail.

Our planned services and products may be vulnerable to software errors and bugs.

The services and software products we plan to acquire, further develop and commercialize are highly complex and sophisticated and could from time to time contain design defects or software errors that could be difficult to detect and correct. Errors, bugs or viruses may result in loss of or delay in market acceptance, a failure in a client’s system or loss or corruption of client data. Although we have not experienced material adverse effects resulting from any defects or errors in the services and software we plan to acquire, there can be no assurance that, despite representations and warranties we plan to obtain prior to acquiring these assets, errors will not be found in new products, which errors could have a material adverse effect upon our business, financial condition and results of operations.

Our industry is subject to rapid technological changes.

The market for the products and services we plan to offer is characterized by rapidly changing technology, evolving industry standards and new product introductions and enhancements that may render existing products obsolete. As a result, the market position we expect to enter into could erode rapidly due to unforeseen changes in the features and functionality of competing products. Our future success will depend in part upon our ability to enhance our existing products and services and to develop and introduce new products and services to meet changing client requirements. The process of developing products and services such as those we plan of acquire, develop and commercialize is extremely complex and is expected to become increasingly complex and expensive in the future with the introduction of new platforms and technologies. There can be no assurance that we will successfully complete the development of new products in a timely fashion or that our current or future products will satisfy the needs of our target market.

Unproven acceptance of our products and services exposes investors to risk.

The Gigabyte Slayer software has been laboratory-tested and will be introduced in a substantially enhanced form and the Webstar eCampus services that we purchased has been beta tested. Our success will depend largely upon the success of these and future products and services and enhancements. Failure of these products and services or enhancements to achieve significant market acceptance and usage would materially adversely affect our planned business, future results of operations and financial condition. If we were unable to successfully market our products and services, develop new products and services and enhance such products and services or complete products and services we plan to purchase and license, or if such new products and services or enhancements do not achieve market acceptance, our planned business, future results of operations and financial condition would be materially adversely affected.

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Our sales cycles have the potential to be long and unpredictable, and our sales efforts may require considerable time and expense.

Following the purchase of the Webstar eCampus assets and the license of the Gigabyte Slayer and WARP-G software, we plan to market our services and software to large organizations and consumer product companies. Sales efforts to these customers are expected to be complex and involve educating customers about the use and benefits of the services and software we plan to market, including their value and technical capabilities. Potential customers are expected to undertake a significant evaluation process that can result in a lengthy sales cycle, in some cases over 12 months. We may spend substantial time, effort and money in our sales efforts without any assurance that our efforts will generate long-term relationships. In addition, customer sales decisions are frequently influenced by budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer are not realized, our revenue and, thus, our future operating results could be adversely impacted.

If we are unable to enhance our software or to develop or acquire new software to address changing consumer demand or management business requirements, we may not be able to attract or retain customers.

Our ability to attract customers will depend in large part on our ability to anticipate the changing needs of the industries we serve, to enhance the software that we license or acquire and to introduce new software that meet customer needs. Any new software may not be introduced in a timely or cost-effective manner and may not achieve market acceptance, meet customer expectations, or generate revenue sufficient to recoup the cost of development or license or acquisition cost of such software. If we are unable to successfully develop, license or acquire new software, we may not be able to attract or retain customers.

If our security measures are breached and unauthorized access is obtained to our customers’ data, our operations may be perceived as not being secure, customers may curtail or stop using our software and we may incur significant liabilities.

Our operations are expected to involve the storage and transmission of our customers’ confidential information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to our customers’ data, our reputation will be damaged, our business may suffer and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose potential sales and existing customers.

If our efforts to build strong brand identity, and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results will be affected adversely.

The branding associated with the Gigabyte Slayer software and the Webstar eCampus software solutions is not widely recognized, and we must build strong brand identity. To succeed, we must attract and retain a large customer base that is in need of our services and software. We may be required to incur significantly higher advertising and promotional expenditures than we currently anticipate in order to attract customers and subscribers. We believe that the importance of brand loyalty will increase over time. If our branding efforts are not successful, our operating results and our ability to attract and retain subscribers will be affected adversely.

A failure in our computer network or information systems could severely impact our ability to serve our clients.

The performance and reliability of computer networks and system applications, especially online educational platforms and student operational applications, will be critical to our reputation and ability to attract and retain educational institutions as clients. System errors and/or failures could adversely impact our delivery of educational content to our clients’ online students. There is no assurance that we would be able to enhance/expand our computer networks and system applications to meet increased demand and future information requirements. In addition, increasing numbers of users and increasing bandwidth requirements may degrade the performance of our platform due to capacity constraints and other internet infrastructure limitations. As internet usage stemming from the recent pandemic outbreak of the COVID-19 virus increases, we will be required to make additional investments in our system capacity to maintain adequate data transmission speeds, the availability of which may be limited, or the cost of which may be on terms unacceptable to us. If adequate capacity is not available to us as our user base grows, our network may be unable to achieve or maintain sufficiently high-data transmission capacity, reliability, or performance. In addition, if internet service providers and other third parties providing internet services have outages or deteriorations in their quality of service, our users will not have access to our platform or may experience a decrease in the quality of our platform. Furthermore, as the rate of adoption of new technologies increases, the networks our platform relies on may not be able to sufficiently adapt to the increased demand for these services, including ours. Frequent or persistent interruptions could cause users to believe that our systems or platform are unreliable, leading them to switch to our competitors or to avoid our platform, and could permanently harm our business.

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Risks related to intellectual property and government regulation.

Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

Internet, technology and media companies are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Some internet, technology and media companies, including some of our competitors, own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims against us. Third parties may in the future assert that we have infringed, misappropriated or otherwise violated their intellectual property rights, and as we face increasing competition, the possibility of intellectual property rights claims against us grows. Such litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue, and, therefore, since we do not have any patents, we may have little or no deterrence to these patent owners in bringing intellectual property rights claims against us. We cannot assure you that we are not infringing or violating any third-party intellectual property rights.

We cannot predict whether assertions of third-party intellectual property rights or any infringement or misappropriation claims arising from such assertions will substantially harm our business and operating results. If we are forced to defend against any infringement or misappropriation claims, whether they are with or without merit, are settled out of court, or are determined in our favor, we may be required to expend significant time and financial resources on the defense of such claims. Furthermore, an adverse outcome of a dispute may require us to pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s intellectual property; cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies, content, or materials; and to indemnify our partners and other third parties. Royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. Any of these events could seriously harm our business, operating results and financial condition. In addition, any lawsuits regarding intellectual property rights, regardless of their success, could be expensive to resolve and would divert the time and attention of our management and technical personnel.

Some of our services and technologies may use “open source” software, which may restrict how we use or distribute our service or require that we release the source code of certain services subject to those licenses.

Some of our services and technologies may incorporate software licensed under so-called “open source” licenses, including, but not limited to, the GNU General Public License and the GNU Lesser General Public License. Such open source licenses typically require that source code subject to the license be made available to the public and that any modifications or derivative works to open source software continue to be licensed under open source licenses. Few courts have interpreted open source licenses, and the manner in which these licenses may be interpreted and enforced is therefore subject to some uncertainty. In the event that portions of our proprietary technology are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations and prospects.

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Our results of operations may be adversely affected if we are subject to a protracted infringement claim or one that results in a significant damage award.

We may receive claims that our products or business infringe or misappropriate the intellectual property of third parties. Our competitors or other third parties may challenge the validity or scope of our intellectual property rights. We believe that we will be increasingly subject to claims of infringement as the functionality of products and software we plan to acquire overlaps with the competitors we will compete with. A claim may also be made relating to technology that we acquire or license from third parties. If we were subject to a claim of infringement, regardless of the merit of the claim or our defenses, the claim could:

●	require costly litigation to resolve;

●	absorb significant management time;

●	cause us to enter into unfavorable royalty or license agreements;

●	require us to discontinue the sale of our products;

●	require us to indemnify our customers or third-party systems integrators; or

●	require us to expend additional development resources to redesign our products.

We may also be required to indemnify our customers and third-party systems integrators for third-party products that are incorporated into our products and that infringe the intellectual property rights of others. Although many of these third parties are obligated to indemnify us if their products infringe the rights of others, this indemnification may not be adequate.

In addition, there could be claims challenging the ownership of open source software against companies that incorporate open source software into their products. Neither the Gigabyte Slayer software nor the Webstar eCampus software use open source software in their products but we may use more open source software in the future. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Any of this litigation could be costly for us to defend, have a negative effect on our results of operations and financial condition or require us to devote additional research and development resources to change our products.

Government regulation of the products and services we plan to acquire and commercialize could cause us to incur significant compliance expenses or face legal action, which could make our business less efficient or even impossible.

The impact of existing laws and regulations potentially applicable to our products and services, including regulations relating to issues such as privacy, telecommunications, defamation, pricing, advertising, taxation, consumer protection, content regulation, quality of products and services and intellectual property ownership and infringement, can be unclear. It is possible that U.S., state, and local governments might attempt to regulate our products and services or prosecute us for violations of their laws. In addition, these laws may be modified and new laws may be enacted in the future, which could increase the costs of regulatory compliance for us or force us to change our business practices. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the products and services we plan to commercialize.

Government regulations relating to the Internet could increase our cost of doing business and affect our ability to grow.

The use of the Internet and other online services has led to and may lead to further adoption of new laws and regulatory practices in the U.S. or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, value-added taxes, withholding taxes, allocation and apportionment of income amongst various state, local and foreign jurisdictions, fair business practices and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws, regulations or interpretations related to doing business over the Internet could increase our costs and materially and adversely affect our enrollments, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks related to our common stock and this offering.

An active trading market for our common stock may not develop and you may not be able to resell your shares at or above the initial offering price.

Prior to this offering, there has been no public market for shares of our common stock. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the initial offering price or at the time that they would like to sell. In addition, we intend to apply for quotation of our common stock on the OTCQB tier of the OTC Markets Group, Inc. Marketplace following the termination of this offering. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares. Even if we obtain quotation on the OTCQB, we do not know the extent to which investor interest will lead to the development and maintenance of an active trading market for our common stock, which will adversely impact your ability to sell our shares. Purchasers will be required to wait until at least after the final termination date of this offering for such quotation, if the shares are registered under the Exchange Act. The initial offering price for shares of our common stock will be determined by us. You may not be able to sell your shares of common stock at or above the initial offering price.

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The OTCQB, as with other public markets, has from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus. No assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that common shareholders will be able to sell their shares when desired on favorable terms, or at all.

Our Common Stock price is likely to be highly volatile because of several factors, including a limited public float.

We anticipate that the market price of our Common Stock is likely to be highly volatile in the future. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations relating to the economic downturns of the Covid-19 pandemic;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of Common Stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our Common Stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for common stock may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our common stock has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our common stock may not be supported by the current value of our Company or our assets at any particular time.

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Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

We need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because our operations have not generated sufficient revenues to sustain them, we will need to secure adequate funding to further develop the eCampus website which may include integration with the Gigabyte Slayer and WARP-G software solutions and licensing of these software applications on a standalone basis. Selling additional stock, either privately or publicly, would dilute the equity interests of our shareholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional Common Stock in exchange for the purchase of assets, services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our Common Stock.

We issued 17,000,000 shares of our unregistered Common Stock to pay for the Webstar eCampus assets. In addition, it is possible that we may issue additional shares of Common Stock in exchange for debt or for cash under circumstances we may deem appropriate at the time. Any such new issuances may cause a decrease in the quoted price of our Common Stock.

Our Common Stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our Common Stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

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Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments. For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our Common Stock will not remain classified as a “penny stock” in the future.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $0.11 per share assuming the maximum number of shares being offered are sold. This dilution is due to the fact that our founders paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

Our management team will have broad discretion over the use of the net proceeds from our offering and we may use the net proceeds in ways with which you disagree.

Once we have received subscriptions and payment for a minimum of 300,000 shares ($30,000), the net proceeds from our offering will be available to our management to use at their discretion. We currently intend to use the net proceeds from our offering for the following purposes in the following order, assuming the maximum number of shares are sold: (a) first towards the fees and expenses associated with this offering of up to $20,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; and (b) the balance of $40,000 toward additional working capital and general corporate purposes. See “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our shareholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Common stock eligible for future sale may adversely affect the market.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. There are 139,300,000 shares of our common stock outstanding as of the date of this prospectus. Rule 144 of the Securities Act of 1933 defines these unregistered shares as restricted securities. None of these shares are tradable without restriction. Given the lack of a trading history of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our Common Stock.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Effective on September 10, 2018, Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million , had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our shareholders to sell their shares.

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It may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires our management to report on the operating effectiveness of our Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation, and testing necessary to comply with these requirements. At this time, we have not yet fully been able to truly test and expand a system of controls; therefore, it may not be possible to have adequate internal controls until such a system is put into place.

Our compliance with applicable provisions of Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Controlling Shareholder has 99.7% of the voting rights of the Company.

James Owens owns 91,111,683 shares of our common stock and has voting control over an additional 47,822,700 representing 99.7% of the shares beneficially owned as of the date of this prospectus. Because Mr. Owens has 99.7% of the voting rights of our shareholders, he will be able to influence the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. If Mr. Owens votes in favor of the foregoing actions, he will have sufficient voting power to approve such actions and no other shareholder approvals will be required.

As a result, Mr. Owens will have significant influence over our management and affairs and control over matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. His interests may differ from the interests of other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We engage in transactions with James Owens, our controlling shareholder, and entities he owns or controls and the terms were not arrived at as a result of arms-length negotiations and there are no assurances that these transactions are fair to our company.

We have entered into a significant number of transactions with James Owens, our controlling shareholder, or entities he owns or controls. These transactions include the issuance of 97,000,000 shares of our common stock to Mr. Owens upon formation of our company, the issuance of 17,000,000 shares of our common stock for the purchase of the Webstar eCampus software from Webstar Networks, which is controlled by Mr. Owens, details of which are set forth in the section “Certain Relationships and Related Transactions.” The terms of these transactions were not determined as a result of arm’s length negotiations. Consequently, we cannot assure you that the terms of the transactions we entered into or plan to enter into with Mr. Owens or entities he owns or controls are on terms as fair as we might receive from or extend to third parties. Furthermore, it is possible that as a result of the conflict of interests, the intellectual property we acquire, software we license and services to be provided by Mr. Owens may not be worth the prices we pay and could have a material adverse effect on our business, financial condition and results of operations.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our amended and restated articles of incorporation as amended authorize the issuance of 300,000,000 shares of common stock. As of the date of this prospectus we had 139,300,000 shares of common stock outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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Anti-takeover effects of certain provisions of Wyoming state law hinder a potential takeover of our company.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 shareholders, at least 100 of whom are shareholders of record and residents of Wyoming, and it does business in Wyoming or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such shareholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested shareholders” for three years after the “interested shareholder” first becomes an “interested shareholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested shareholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

PLAN OF DISTRIBUTION

Terms of the Offering

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts, minimum-maximum” basis, which means (i) we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors; and (ii) the Offering will be terminated in the event the minimum number of subscriptions set forth herein are not received and accepted by us. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares in this offering.

Until we receive subscriptions and payment for a minimum of 300,000 shares ($30,000), subscription proceeds will be deposited in a non-interest bearing escrow account with and held in escrow by Foley & Lardner LLP as escrow agent. After closing on the minimum offering, subscription proceeds will not be deposited into the escrow account and held in escrow, but rather, will be paid directly to us.

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In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (a) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the offerings, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) are not, nor have been within the preceding twelve (12) months, a broker or dealer, and they are not, nor have they been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and they have not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

The shares will be offered for sale until April 24, 2021.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his/her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB tier of the OTC Markets operated by the OTC Markets Group, Inc. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our common stock is ultimately quoted on the OTCQB, a purchaser of our common stock may not be able to resell their shares. Broker-dealers may be discouraged from effecting transactions in our common stock because they will be considered penny stocks and will be subject to the penny stock rules: Rules 15g-1 through 15g-9 promulgated under the Exchange Act which imposes sales practice and disclosure requirements on FINRA broker-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

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The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

●	execute and deliver a subscription agreement (the “Subscription Agreement”); and

●	deliver the subscription price to Foley & Lardner LLP, our escrow agent, by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we shall countersign the Subscription Agreement and deliver it to you along with electronic of delivery of the shares through DRS or DWAC, based on your selected method of delivery of the shares in the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of common stock and the distribution of the prospectus outside the United States.

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USE OF PROCEEDS

We intend to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
	$	% of Total	$	% of Total	$	% of Total
Gross Proceeds	$30,000	100.00%	$45,000	100.00%	$60,000	100.00%
Offering expenses and fees	$20,000	66.67%	$20,000	44.44%	$20,000	33.33%
Working capital and general corporate purposes	$10,000	33.33%	$25,000	55.56%	$40,000	66.67%

This expected use of our net proceeds from our offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this offering.

DIVIDEND POLICY

On April 20, 2020, our Board of Directors declared a stock dividend of 0.218723 shares per each outstanding share of our common stock. On April 21, 2020, we issued 25,000,000 shares of our common stock to our shareholders in connection with the declared stock dividend. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of December 31, 2019:

●	On an actual basis; and

●	On a pro forma as adjusted basis after giving effect to:

•	the sale of a minimum of 300,000 shares of our common stock in this offering at an offering price of $0.10 per share and our receipt of the estimated $10,000 in net proceeds from this offering, after deducting estimated offering expenses payable by us;

•	the sale of a maximum of 600,000 shares of our common stock in this offering at an offering price of $0.10 per share and our receipt of the estimated $40,000 in net proceeds from this offering, after deducting estimated offering expenses payable by us; and

•	Shares issued to our shareholders pursuant to a stock dividend payment on April 21, 2020 and the sale of 1,000 shares of our preferred stock at the price of $250 per share to James Owens on April, 2, 2020.

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	As of December 31 , 2019
	Actual	Proforma as Adjusted Minimum	Proforma as Adjusted Maximum
Cash and cash equivalents	$36,535	$46,535 (1)	$76,535 (2)
Shareholders’ deficit:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and none outstanding as of December 31, 2019 actual, and 1,000 shares issued and outstanding at April 2, 2020	-	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized and 114,300,000 shares issued and outstanding actual, 139,600,000 Common stock as adjusted for minimum offering and 139,900,000 as adjusted for maximum offering; $0.0001 par value (3)	11,430	11,460	11,490
Additional paid-in capital	6,354,443	6,364,413	6,394,383
Accumulated deficit	(7,218,684)	(7,218,684)	(7,218,684)
Total shareholders’ deficit	(852,811)	(842,811)	(812,811)
Total capitalization	$(852,811)	$(842,811)	$(812,811)

(1) Assuming the minimum number of shares offered in this prospectus are sold.

(2) Assuming the maximum number of shares offered in this prospectus are sold.

(3) Proforma shares outstanding as adjusted for the minimum offering is an aggregate of 139,600,000 and includes 25,000,000 shares issued in connection with a stock dividend declared by our Board on April 20, 2020 and paid to our shareholders on April 21, 2020, and 300,000 shares issuable to investors who purchase shares as part of the minimum offering. Proforma shares outstanding as adjusted for the maximum offering is an aggregate 139,900,000.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

MARKET PRICE FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

We currently lack a public market for our common stock. Our common stock is not traded on any national exchange. The fixed price of $0.10 has been arbitrarily determined as the selling price. We intend to file an application with FINRA for our common stock to be eligible for trading on the OTCQB Marketplace of the OTC Markets. However, a market has not yet developed. There is no assurance that we will receive such approval, and if we do not receive such approval, there can be no assurance that a trading market will develop, or, if developed, that it will be sustained.

Holders of Common Stock

As of December 31, 2019, there were six shareholders of record of our common stock.

Equity Compensation Plans

We may grant stock options to executive employees and directors and certain vendors in lieu of cash payment after the registration of shares is effective. However, such plans have not yet been established. There are no other securities authorized for issuance under equity compensation plans at this time.

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DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by our board of directors. The principal factors considered in determining the public offering price of the common stock included:

●	the information in this prospectus and otherwise available to our board;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of common stock sold by us in this offering will exceed the pro forma net tangible book value per share of common stock after the offering. As of December 31, 2019, our net tangible book value was approximately $(859,211), or $(0.01) per share. Net tangible book value is the value of our total tangible assets less total liabilities. For purposes of determining the number of shares of our common stock outstanding prior to the offering, the number of shares outstanding on a proforma basis is 139,300,000 which includes 114,300,000 shares outstanding at December 31, 2019, and includes 25,000,000 shares issued in connection with a stock dividend declared by our Board on April 20, 2020 and paid to our shareholders on April 21, 2020.

Based on the public offering price of $0.10 per one share of common stock, on an as adjusted basis as of December 31, 2019, after giving effect to the 25,000,000 shares issued in connection with a stock dividend declared by our Board on April 20, 2020 and paid to our shareholders on April 21, 2020 and to the offering of shares of common stock by us and the application of the related net proceeds, our net tangible book value would be:

(i) $ (819,211) or $(0.01) per share of common stock, assuming the sale of 100% of the shares offered (600,000 shares) with net proceeds in the amount of $40,000 after deducting estimated offering expenses of $20,000;

(ii) $(834,211) or $(0.01) per share of common stock, assuming the sale of 75% of the shares offered (450,000 shares) with net proceeds in the amount of $25,000 after deducting estimated offering expenses of $20,000; and

(iii) $(849,211) or $(0.01) per share of common stock, assuming the sale of 50% (minimum) of the shares offered (300,000 shares) with net proceeds in the amount of $100,000 after deducting estimated offering expenses of $20,000.

Purchasers of shares of common stock from us in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, or the minimum offering of 50% of the shares being offered in this offering:

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Percentage of offering shares of common stock sold	100%	75%	50% (Minimum)
Offering price per share of common stock	$0.10	$0.10	$0.10
Net tangible book value per share of common stock before this offering (1)	$(0.01)	$(0.01)	$(0.01)
Increase in net tangible book value per share attributable to new investors	$0.00	$0.00	$0.00
Pro forma net tangible book value per share after this offering	$(0.01)	$(0. 01)	$(0.01)
Immediate dilution in net tangible book value per share to new investors	$0.11	$0.11	$0.11

(1) For purposes of determining the number of shares of our common stock outstanding prior to the offering, the number of shares outstanding on a proforma basis is 139,300,000 which includes 114,300,000 shares outstanding at December 31, 2019 and 25,000,000 shares issued in connection with a stock dividend declared by our Board on April 20, 2020 and paid to our shareholders on April 21, 2020.

The following tables sets forth, depending upon whether we sell 100%, 75%, or the minimum offering of 50% of the shares being offered in this offering, as of December 31, 2019, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing shareholders and to be paid by new investors purchasing shares of common stock in this offering, after giving pro forma effect to the conversion of all outstanding shares of our convertible preferred stock into common stock, and the new investors in this offering at the initial public offering price of $0.10 per share of common stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

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	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of December 31, 2019	114,300,000	81.70%	$11,430	15.46%	$0.00
Shares issued to our shareholders pursuant to a stock dividend payment on April 21, 2020	25,000,000	17.87%	2,500	3.38%	0.00
New investors	600,000	0.43%	60,000	81.16%	0.10
Total	139,900,000	100.00%	$73,930	100.00%	$0.00

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2018	114,300,000	81.79%	$11,430	19.40%	$0.00
Shares issued to our shareholders pursuant to a stock dividend payment on April 21, 2020	25,000,000	17.89%	2,500	4.24%	0.00
New investors	450,000	0.32%	45,000	76.36%	0.10
Total	139,750,000	100.00%	$58,930	100.00%	$0.00

	50% (Minimum) of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2018	114,300,000	81.88%	$11,430	26.02%	$0.00
Shares issued to our shareholders pursuant to a stock dividend payment on April 21, 2020	25,000,000	17.91%	2,500	5.69%	0.00
New investors	300,000	0.21%	30,000	68.29%	0.10
Total	139,600,000	100.00%	$43,930	100.00%	$0.00

DESCRIPTION OF BUSINESS

The Company

We were incorporated under the laws of the State of Wyoming on March 10, 2015. We have been operating the Webstar eCampus website since we acquired it on May 12, 2018. This website is an affordable, virtual online education and e-learning technology that allows the possibility of almost any organization to offer educational services online. Previously, we had been focused in large part on organizational activities, plans to fully commercialize the Webstar eCampus website and the development of plans to license the Gigabyte Slayer, a retail mobile application, and WARP-G software, a business to business software solution that is designed to transmit more data over existing data streams to more efficiently deliver live video streams, video downloads and large data files by using new proprietary data compression technology. We plan to complete these license transactions using a portion of the proceeds raised in this offering following the completion of this Offering.

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Our principal office is located at Webstar Technology Group, Inc., 4231 Walnut Bend, Jacksonville, Florida 32257 and our telephone number is (888) 405-7860. Our corporate website address is www.webstartechnologygroup.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Recent Developments

Series A Preferred Stock

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate of Designations (the “Certificate”) the Series A Preferred Stock as a series of preferred stock of the Company. 1,000 shares of Series A Preferred Stock are authorized in the Certificate. The Series A Preferred Stock has voting rights equivalent to three times the total voting power of the total common stock outstanding at any time. The Series A Preferred Stock has no transfer rights, no conversion rights, no dividends, and no liquidation preference.

The Company entered into a subscription agreement (the “Preferred Subscription Agreement”) pursuant to which the Company agreed to issue and sell to James Owens, the Company’s Chairman of the Board, Chief Technology Officer, founder, and controlling shareholder one thousand (1,000) shares of the Series A Preferred Stock, at a total purchase price of $250,000 upon the filing of the Certificate.

Stock Dividends

On April 20, 2020, our Board of Directors declared a stock dividend of 0.218723 shares per each outstanding share of our common stock. On April 21, 2020, we issued 25,000,000 shares of our common stock to our shareholders in connection with the declared stock dividend.

Employment Agreements

On January 1, 2020, the Company entered into an Employment Agreement with each James Owens, in his capacity as the Company’s Chief Technology Officer, Don D. Roberts, in his capacity as the Company’s President and Chief Executive Officer and Harold Hutchins, in his capacity as the Company’s Chief Financial Officer and Secretary (referred to herein together as the “Employment Agreements” and each as an “Employment Agreement”). Pursuant to each Employment Agreement the Company agreed to compensate, each Mr. Owens, Mr. Roberts and Mr. Hutchins for their services with an annual wage of $350,000 to be paid bi-weekly with an annual performance evaluation. Further, pursuant to the Employment Agreements, each Mr. Owens, Mr. Roberts and Mr. Hutchins will be eligible for an annual bonus as determined by the Company’s Board of Directors (the “Board”). Further, pursuant to each Employment Agreement, in addition to the foregoing compensation, each Mr. Owens, Mr. Roberts and Mr. Hutchins will also receive a $1,000 monthly automobile/mileage allowance and will also be eligible for stock options or grants as granted by the Board. Pursuant to the Employment Agreements, all reasonable expenses arising out of each Mr. Owens, Mr. Roberts and Mr. Hutchins’ employment will be reimbursed by the Company so long as they are incurred for business purposes and supported by appropriate receipts. Each of the Employment Agreements may be terminated by either party with prior notice to the other party of twenty (20) days. If the Company provides a notice of termination of any of the Employment Agreements for a reason other than “Cause,” the Company will pay each Mr. Owens, Mr. Roberts and Mr. Hutchins a one-time payment equivalent to one (1) time the annual salary within thirty (30) days of termination. If a termination of the any of the Employment Agreements is made due to a change of control of the Company, each Mr. Owens, Mr. Roberts and Mr. Hutchins will be paid a one-time payment equivalent to two (2) times the annual salary within thirty (30) days of termination.

Cancellation of Note

On February 21, 2020, the Company entered into a Cancellation of Amended and Restated Promissory Note Agreement (the “Cancellation Agreement”) with Webstar Networks to cancel the Amended and Restated Promissory Note dated and received from the Company on May 12, 2018 in the amount of $675,000 effective December 31, 2019. James Owens, the Company’s Chief Technology Officer and Chairman is the President, Chief Executive Officer and control person of Webstar Networks.

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Termination of Office Lease

The Company entered into an operating lease for a corporate office at 4321 Walnut Bend, Jacksonville, Florida with the lease commencement date of April 1, 2019 with the Company’s former chief executive officer (the “Lease”). On December 31, 2019, Walnut Bend Executive Center, LLC a Florida limited liability company (the “Landlord”) entered into a Lease Termination and Back Rent Repayment Agreement (the “Termination Agreement”) with Soft Tech Development Corporation, a Florida Corporation (the “Tenant”) pursuant to which the Landlord, as the successor to Mr. Stingone and the Tenant, as the successor to the Company, agreed to terminate the Lease and settle the repayment of past due rent and payment of rent payable under the Lease and for the Tenant and Landlord to enter into a new lease for the subject premises. Pursuant to the Termination Agreement the Lease was terminated effective December 31, 2019. The Company’s s Board approved the termination of the Lease, effective December 31, 2019, on February 21, 2020.

Agreements

Purchase of Webstar eCampus Assets

On June 30, 2017 we entered into an Intellectual Property Purchase Agreement with Webstar Networks (the “IP Purchase Agreement”). Under the terms of this agreement, we purchased all intellectual property associated with the eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. We refer to these assets as the “Webstar eCampus assets”. On May 12, 2018, we entered into an amendment to the IP Purchase Agreement whereby we completed the purchase of the Webstar eCampus assets and issued 17,000,000 shares of our unregistered common stock and a promissory note in the principal amount of $675,000 payable upon completion of a sale of a minimum of $3,000,000 of our common stock in an offering. On June 30, 2018, we entered into a Second Amendment to the IP Purchase Agreement whereby we agreed with Webstar Networks to increase from $3,000,000 to $5,000,000 the minimum offering amount triggering the $675,000 principal payment under the promissory note. On February 21, 2020 Webstar Networks canceled the $675,000 note, effective December 31, 2019 pursuant to a Cancellation of Amended and Restated Promissory Note Agreement between the Company and Webstar Networks, dated February 21, 2020.

Software Licenses

On April 21, 2020, we entered into the License Agreement with Soft Tech to exclusively license, market and distribute Soft Tech’s Gigabyte Slayer and WARP-G software and further develop and commercialize these software throughout the world. James Owens, the controlling shareholder of our company, owns Soft Tech. Pursuant to the terms of the License Agreement, we agreed to pay (i) a lump sum licensing fee of $650,000 for each of the two components of Soft Tech’s technology, for a total of $1,300,000 for both the Gigabyte Slayer and WARP-G software payable upon the earlier of closing of an aggregate of $20 million in net capital offering of our stock or when our cumulative net sales from the licensed Gigabyte Slayer and WARP-G software reach $20 million and (ii) a royalty rate of 7% based on our net sales of the licensed software.

Our Planned Products and Services and Operation of Webstar eCampus

Gigabyte Slayer Software

Gigabyte Slayer is a distinct mobile application created to enable users to transmit more data over existing data streams to optimize data usage across mobile devices including smartphones and tablets. The application is designed to eliminate video streaming delays and reduce customers’ data plan bandwidth usage from any 3G or 4G LTE cell phone network provider. The application is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology. This technology significantly reduces the data package size and enhances the data traffic control between cell phone provider data downloads and uploads to customers’ mobile devices.

Web browsers perform various levels of caching data, the practice of storing data in and retrieving data from a memory device. Unfortunately, many use unsophisticated cache control capabilities. In comparison, Gigabyte Slayer data compression is capable of optimizing the high bandwidth downloads and returns the data to users’ mobile devices. This process is expected to dramatically reduce the data bandwidth needed when watching online videos, playing online games, or simply downloading large data files. The service is targeted to enter the mobile device market by offering application downloads with a monthly service fee. A smartphone and tablet user utilizing the Gigabyte Slayer application is expected to be able to decrease their data usage on their current data plan, at no additional cost, from their cell phone provider. Further, Gigabyte Slayer is designed to eliminate downloads “buffering” currently experienced by many current applications.

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WARP-G Software

WARP-G is a business to business software solution that companies can use on an enterprise wide basis to transmit more data over existing data streams to optimize their data usage. The software is designed to enable enterprise users to deliver faster data streams, experience shorter download/upload times and increase the volume and speed of the data. The software is designed to create less congestion and increase the speed of packets being delivered more efficiently by using new proprietary data compression technology. This technology is expected to allow the enterprise users to push more data through existing pipelines meeting increasing consumer video demands and other large files.

Webstar eCampus

Webstar eCampus is an affordable, virtual online education and e-learning technology that allows the possibility of almost any organization to offer educational services online. We plan to enhance the Webstar eCampus virtual classroom access platform by incorporating the Gigabyte Slayer data technology which is designed to securely deliver all content at greater efficiency and significantly increase storage capabilities. This enhancement is expected to enable universities and other educational institutions to increase student participation and convenience with an enhanced experience for the students. Students will no longer experience delays in data transmission or “buffering” that is experienced by other online e-learning solutions. Webstar eCampus makes it possible for educators to offer their students visual online access to classroom activities from anywhere in the world. Remote students who use the service will be able to virtually access their classroom via the internet using their web enabled Smartphone, device or computer. The Webstar eCampus software is currently in beta testing and is in use by California College of Early Childhood Development (the “California College”) on a trial basis pursuant to an oral agreement Under the terms of the oral agreement, the California College has agreed to pay us an annual license fee of $995 plus $195 per classroom per month, and $100 per student per month. Either party may terminate this use right at any time during its month-to-month term. Currently we are dependent on California College for our revenue as they are our only customer at this time.

At December 31, 2018, the Company determined that the estimated fair value of the eCampus software was less than its carrying amount and, accordingly, recognized an impairment loss of $71,200. The fair value of the software was estimated based on the estimated future cash flows from the related product.

Designed with customer and user simplicity in mind, there is no complex customer setup, expensive servers or software to buy or build. Webstar eCampus allows classes with increased scheduling flexibility in real time or after hours. It makes it possible and affordable for educators to offer students virtual on-demand classroom activities and to increase their student base and attendance around the world through increased availability and reduced cost of education per student, with enhanced delivery quality. Webstar eCampus offers virtual real-time e-library and e-bookstore capabilities as well as virtual auditorium and student body gathering venues. Ongoing reach of this technology will include the development and implementation of virtual online learning centers in third world countries as well as medical support services and disaster relief services connected to our innovative software and virtual capabilities. Moreover, Webstar eCampus encompasses Cloud learning with secured connection and is smartphone ready.

Our Competitive Strengths

We plan to be an innovative technology company, which will develop brands, products, and services with competitive advantages and value for the public and industry alike. This will include:

a)	Our technology – our brands, products, and services – which we believe will be innovative, disruptive and unique.
b)	Positioning of our brands, products, and services with varying sales strategies specific to the differing markets. These offerings include: (1) Data Encryption (security), (2) Data Compression (Bandwidth) and (3) Data Delivery (Speed).
c)	Executive corporate leadership who understand the global opportunities and implications our brands, products, and services provide. Leadership that can position those offerings as innovative solutions which enable corporate growth and longevity, and position us for future growth.
d)	Experienced marketing, design, and product support to bring our offerings to market in a powerful way.
e)	Executives and employees with a unique blend of skills and successful track record operating and managing Software-as-a-Service (SaaS) across industry sectors.
f)

Our knowledge and experience in creating, managing and implementing complex software products and services focused on industry-disruptive global solutions, with the highest degree of consistent, secure application use.

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Market Opportunity

We have identified significant, targeted opportunities to market and sell our products and services. Our plans include providing licensing agreements with Fortune 100 technology and telecommunications companies as well as through e-commerce channels, colleges and universities and other educational and certification entities. In addition, we will leverage our go-to-market strategy and sales & marketing best-practices in conjunction with the intellectual property we plan to acquire from Webstar Networks and our License Agreement with Soft Tech, respectively. Our leadership and personnel have experience marketing, selling and supporting software solutions which we plan to provide our customers.

a)	Data Compression Software. We are not aware of any data compression products or services that can increase data throughput at rates on mobile devices similar to the rates achievable with the proprietary Gigabyte Slayer software.
b)	Data Efficiency and Faster Transmission Enterprise Software. We are not aware of any product or services that can allow data to be transmitted, uploaded and downloaded, at speeds similar to the rates achievable with the proprietary WARP-G software.
c)	Pioneer of Data Delivery Innovation. Given the substantial expansion of the mobile device market and the increasing global demand for data access on the cable and telecommunications companies, we believe the licensed Gigabyte Slayer and WARP-G software solutions will become disruptive technologies capable of reducing the constraints of data delivery and data commerce facing the public, these companies and the industry as a whole.
d)	Game-Changing Apps. Mobile device and smart device users’ demand for more data and a continually expanding user base will continue to pressure data network providers. The Gigabyte Slayer software is expected to not only meet ever-increasing consumer and corporate demand for more data access with less buffering, it is expected to reduce pressure on overburdened provider networks. In addition, the Gigabyte Slayer software will function on mobile devices independent from support of mobile device manufacturers.
e)	Immersive “On-Campus-Like” Virtual Learning Experience. The eCampus software has developed an advanced, ideal virtual learning environment that focuses on the psychology of human learning and human social interaction to deliver world-class education. Following completion of the license of the Gigabyte Slayer software and our planned enhancement of the Webstar eCampus virtual classroom access platform by incorporating the Gigabyte Slayer software technology, we expect a significantly enhanced experience by the students.
f)	Effective Go-To-Market Strategies. We plan to implement go-to-market strategies, led by our experienced executive team, utilizing corporate strategies and best-practices to produce expected profitable revenue channels in the retail B2C markets through e-commerce solutions, as well as B2B and B2ED revenue channels via global strategic partnerships and licensing agreements we plan to pursue.
g)	Global marketplace issues to be addressed by our Software solutions: (1) Cyber-security - Protecting information, identity and data for both individuals as well as businesses is a huge global issue, (2) Lost connections, buffering delays, bandwidth limitations. Slow downloads/uploads costs time, money, and builds frustration with digital and mobile users, (3) Rising costs of data dig deep into corporate margins, (4) Data plan limitations in storage and speed limit individuals’ mobile usage capabilities, (5) Rising costs of personal and family data plans, (6) Impending “Utilization” of data by cable companies will significantly increase costs.

Growth Strategy

Our primary financing need is focused on funding the acquisition or licensing arrangements for the proprietary software products and services we acquired and plan to acquire, providing the proper support for such products, building our core of experienced and capable leadership team, and developing our corporate branding and go-to-market strategy.

Our core objective is to build the Webstar brand as a premier provider of Software as a Service (SaaS) in the software technology industry with the ability to enhance any and all industries by specializing in the optimization of data delivery through our propriety data compression, security solutions, artificial intelligence, and virtual online learning services.

Our primary means of building our brand is expected to be accomplished by consistently providing proprietary, disruptive products that possess mass-market appeal and fulfill significant market demand. Our goals include developing global partnerships with leading companies; delivering high quality, value-added services to our business partners and customers; and leveraging opportunities to align with complimentary cutting-edge technologies. In addition, we will have ongoing marketing efforts that reinforce the Webstar brand, its key market positions, and its core value propositions. We have developed effective business strategies to achieve these objectives.

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As an emerging growth company, we plan to secure the exclusive right to market, sell, and license all apps, software, products, and services developed by Soft Tech. While initial efforts focus primarily on marketing, selling and licensing the Gigabyte Slayer software, in the future we may also acquire similar rights to apps, software, and products compatible with our mission created by companies other than Soft Tech.

We believe the software applications we plan to license and have acquired and the services we currently provide and plan to provide will be viewed as revolutionary technologies, which will embrace disruptive paradigm shifts in the cable and data delivery business markets, and will fulfill significant worldwide demand. We expect both retail and commercial demand for our products and services will be high due to the significant growth of and demand for mobile devices, smart devices (such as smart TVs), and other data delivery devices as an integral part of business operations and infrastructure as well as a vital, growing part of everyday life. The software we plan to license and have acquired and the services we currently offer and plan to offer have been developed with this in mind and will position us to provide key solutions to increase data access and reduce costs for data network providers as well as their customers. The eCampus software includes uniquely innovative virtual online learning solutions for educators and academic institutions. We believe that our plan to be first-to-market and by establishing disruptive best-in-class products and services will lead to high-market demand— enabling us to become, and remain, a leader in the industry.

Our plan for growth includes:

●	Pursuit and development of organic growth through the expansion of our planned products and services as well as through strategic partnerships and potential acquisitions.

●	Commitment to hiring best-in-class executive management, technical support professionals, customer service experts and consultants.

●	Expansion of the data compression product, Gigabyte Slayer to the public, eventually into global markets through individual user sales and corporate business licensing contracts.

●	Expansion of the enterprise solution, WARP-G technology into all industries across global markets through corporate business licensing contracts.

●	Implementation and management of state-of-the-art network data centers for effective and efficient technology operations and customer support.

●	Begin eCampus’ penetration into U. S. post-secondary and K-12 markets.

●	Expand eCampus technology into other complementary industries including but not limited to virtual events, online corporate training and certification, virtual shopping, and virtual sporting events.

●	Negotiation of international licensing and partnerships for data delivery technology and virtual platform solutions with key strategic global corporations and institutions.

Global Paradigm Shift: The “Utilization” of Data - Webstar is uniquely positioned to pioneer innovative and effective data delivery software solutions to the cable industry as it encounters a significant paradigm shift towards the “utilization” of data. As cable companies continue to lose market share of their cable TV business to direct TV services and streaming video companies, the core of their business will increasingly focus on charging customers for usage of the data running through the pipelines they control—similar to how electric and water companies meter and charge customers for monthly usage. We believe that it is inevitable that cable companies may charge customers for data usage as a monthly utility charge as the cost of data transmission increases.

●	We expect demand for our services to increase and revenues and profits to grow accordingly from corporate and academic institution licensing and retail sales, as well as international sales.

●	We believe the development of future products and services that complement and expand our planned portfolio of offerings will grow revenue and profits.

●	We plan to enter into an exclusive agreement with Soft Tech to create and develop additional disruptive software and technologies in the data delivery, artificial intelligence, and virtual online learning industry sectors.

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Competition

Our competitive landscape includes a variety of software products and service businesses offering telecommunications and data delivery as well as technology business consulting services. The market for these products and services is highly competitive. It is also highly fragmented, with many providers and no single competitor maintaining a clear market leadership position. Our competition will vary by location, type of service provided, and the type of customers to whom services are provided. Our competitors will include: (i) large national or international technology service firms; (ii) regional specialty firms; (iii) software / hardware vendors and resellers; (iv) other software solution developers and providers and (v) internal staff of our customers and potential customers, among others. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours. Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us as well as other, more established companies who do not now directly compete with us, may choose to enter our markets and become new competitors.

The eCampus product also faces varying degrees of competition from a variety of education companies because the learning system encompasses many components of the educational development and delivery process. We will compete primarily with companies that provide online curriculum and school support services. These companies include Advanced Academics (DeVry, Inc.), Connections Academy, LLC (recently announced to be acquired by Pearson PLC), White Hat Management, LLC, and National Network of Digital Schools Management Foundation Inc., among others. We will also face competition from online and print curriculum developers. These companies may already have an established market in that industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have currently.

Research & Development

We plan to rely on our related-party relationship with Soft Tech for product development and software engineering and consulting services for the maintenance, development and support of the Webstar eCampus platform and the Gigabyte Slayer and WARP-G software solutions. Based on the availability of our working capital, we intend to commit significant resources to product research and development to ensure that we can offer a viable and marketable virtual classroom access platform, data compression software application as well as other software applications expected to be released. To date the Company has not incurred research and development expenses.

Intellectual Property

In connection with the License Agreement, we will rely on a combination of copyright, patent, trademark and trade secret laws in the United States, as well as confidentiality agreements and other contractual arrangements, to establish and protect our proprietary and intellectual property rights. We plan to file a patent application in the United States related to the eCampus platform depending on the availability of our limited cash resources following this offering. There can be no assurance however, that the offering will commence as planned or that any funds will be raised in such offering and therefore, we may not be able to execute the foregoing as planned.

The Company is seeking to register the following trademarks “Gigabyte Slayer”, “Warp-G”, and “Warp-G Mobile” with the United States Patent and Trademark Office (the “USPTO”).

The trademark for “Gigabyte Slayer” has been filed with the USPTO and is currently under examination and has not yet been issued as of the date of this report and appears as follows:

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The trademark for “Warp-G” has been filed with the USPTO and is currently under examination and has not yet been issued as of the date of this report and appears as follows:

The trademark for “Warp-G Mobile” has been filed with the USPTO, and is currently under examination and has not yet been issued as of the date of this report and appears as follows:

Webstar Networks Corporation has filed a trademark application with the USPTO for “Webstar eCampus”. Webstar Technology Group, Inc. purchased the eCampus software from Webstar Networks and as of the date of filing this report, Webstar Networks has not transferred the eCampus trademark to the Company, but plans to do so. The trademark has not yet been issued as of the date of this report and has been published for opposition at this time and appears as follows:

We consider the protection of our trademarks to be important to our business.

We also have copyright protection for the content on our website www.webstarecampus.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and internationally, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of our users’ personal information and related data. We will post our Terms of Service and Privacy Policy on our website where we set forth our practices concerning the use, transmission and disclosure of customer data. Our failure to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could damage our reputation and business. In addition, the interpretation of data protection laws and their application to the Internet is evolving and not settled. There is a risk that these laws may be interpreted and applied in an inconsistent manner by various states, countries and areas of the world where our users are located, and in a manner that is not consistent with our current data protection practices. Complying with these varying national and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of confidence in our services and ultimately in a loss of users, which could adversely impact our business.

Employees

As of the date of this report we have no full-time employees. We currently rely on our President and Chief Executive Officer, Don D. Roberts, our Chief Financial Officer, Harold E. Hutchins, and our Chief Technology Officer, James Owens to manage all aspects of our business. All of our executive officers who were engaged by the company provide services on an as needed basis as agreed to between us and the executive and in no event is any executive officer obligated to devote more than five hours per week to our business affairs. Upon the Company having secured sufficient funds to support its continued business operations, all executive officers of the Company will be obligated to devote their full working time and attention to the business and affairs of the Company for the remaining term of their employment agreements. We intend to hire additional employees on an as-needed basis as our business expands.

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Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our principal offices are located at 4231 Walnut Bend, Jacksonville, FL 32257. Our telephone number is 1.888.405.7860. These offices are provided free of charge by Mr. Owens until such time as sufficient funds have been raised to support the business operations. At that time, a lease arrangement will be made.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Since inception, the Company acquired the Webstar eCampus assets from Webstar Networks, a related party that is controlled by our controlling shareholder, on May 12, 2018 in exchange for issuance of 17,000,000 shares of our common stock and a promissory note in the principal amount of $675,000 (the “Promissory Note”). The Promissory Note will bear interest after maturity at 3.5% per annum and will not be convertible into any securities of the Company. On June 30, 2018, we entered into a Second Amendment to the IP Purchase Agreement whereby we agreed to increase from $3,000,000 to $5,000,000 the minimum offering amount triggering the $675,000 principal payment under the Promissory Note. On February 21, 2020, Webstar Networks canceled the entire principal amount and accrued interest, if any, of the Promissory Note, effective December 31, 2019. See “Description of Business – Purchase of Webstar eCampus.” The Company began to operate and market the Webstar eCampus website on May 12, 2018 when it acquired those assets from Webstar Networks. Previously, we had been focused in large part on organizational activities and the development of our business plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology and to license the WARP-G software application that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology. As of December 31, 2019, we have generated an accumulated deficit of $7,218,684.

Recent Developments

Series A Preferred Stock

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate the Series A Preferred Stock as a series of preferred stock of the Company. 1,000 shares of Series A Preferred Stock are authorized in the Certificate. The Series A Preferred Stock has voting rights equivalent to three times the total voting power of the total common stock outstanding at any time. The Series A Preferred Stock has no transfer rights, no conversion rights, no dividends, and no liquidation preference.

The Company entered into the “Preferred Subscription Agreement pursuant to which the Company agreed to issue and sell to James Owens one thousand (1,000) shares of the Series A Preferred Stock, at a total purchase price of $250,000 upon the filing of the Certificate.

Employment Agreements

On January 1, 2020, the Company entered into an Employment Agreement with each James Owens, in his capacity as the Company’s Chief Technology Officer, Don D. Roberts, in his capacity as the Company’s President and Chief Executive Officer and Harold Hutchins, in his capacity as the Company’s Chief Financial Officer and Secretary (referred to herein together as the “Employment Agreements” and each as an “Employment Agreement”). Pursuant to each Employment Agreement the Company agreed to compensate, each Mr. Owens, Mr. Roberts and Mr. Hutchins for their services with an annual wage of $350,000 to be paid bi-weekly with an annual performance evaluation. Further, pursuant to the Employment Agreements, each Mr. Owens, Mr. Roberts and Mr. Hutchins will be eligible for an annual bonus as determined by the Company’s Board of Directors (the “Board”). Further, pursuant to each Employment Agreement, in addition to the foregoing compensation, each Mr. Owens, Mr. Roberts and Mr. Hutchins will also receive a $1,000 monthly automobile/mileage allowance and will also be eligible for stock options or grants as granted by the Board. Pursuant to the Employment Agreements, all reasonable expenses arising out of each Mr. Owens, Mr. Roberts and Mr. Hutchins’ employment will be reimbursed by the Company so long as they are incurred for business purposes and supported by appropriate receipts. Each of the Employment Agreements may be terminated by either party with prior notice to the other party of twenty (20) days. If the Company provides a notice of termination of any of the Employment Agreements for a reason other than “Cause,” the Company will pay each Mr. Owens, Mr. Roberts and Mr. Hutchins a one-time payment equivalent to one (1) time the annual salary within thirty (30) days of termination. If a termination of the any of the Employment Agreements is made due to a change of control of the Company, each Mr. Owens, Mr. Roberts and Mr. Hutchins will be paid a one-time payment equivalent to two (2) times the annual salary within thirty (30) days of termination.

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Cancellation of Note

On February 21, 2020, the Company entered into a Cancellation of Amended and Restated Promissory Note Agreement (the “Cancellation Agreement”) with Webstar Networks to cancel the Amended and Restated Promissory Note dated and received from the Company on May 12, 2018 in the amount of $675,000 effective December 31, 2019. James Owens, the Company’s Chief Technology Officer and Chairman is the President, Chief Executive Officer and control person of Webstar Networks.

Termination of Office Lease

The Company entered into the Lease for our corporate office at 4321 Walnut Bend, Jacksonville. On December 31, 2019, the Company entered into the Termination Agreement with the Tenant under the Lease pursuant to which the Landlord, as the successor to Mr. Stingone and the Tenant, as the successor to the Company, agreed to terminate the Lease and settle the repayment of past due rent and payment of rent payable under the Lease and for the Tenant and Landlord to enter into a new lease for the subject premises. Pursuant to the Termination Agreement the Lease was terminated effective December 31, 2019. On February 21, 2020, our Board approved the termination of the Lease, effective December 31, 2019.

License Agreement to License Gigabyte Slayer Software and WARP-G Software

On April 21, 2020, we entered into the License Agreement with Soft Tech to license proprietary Gigabyte Slayer™ Software and WARP-G™ Software.

Gigabyte Slayer is a retail-oriented software application that will be marketed via online marketing and search engine optimization programs. The software is expected to be available for download via Google Play and other Android app platforms as well as direct from our own online platform that will be rolled out as part of this sales and marketing campaign. We expect to sublicense the Gigabyte Slayer™ Software to third parties and obtain licensing fees from such third parties.

WARP-G is a business to business software solution that companies can use on an enterprise wide basis to transmit more data over existing data streams to optimize their data usage. We plan to engage in sales through licensing transactions with data delivery companies such as Verizon, AT&T, T-Mobile, Amazon, Google, cable operators, Netflix, Electronic Arts and other gaming companies. In addition, we expect to explore the broader technology channel for implementation of a reseller program to optimize scaling our planned business. We expect to secure at least one enterprise customer within 12 months after we complete the offering of the minimum number of shares of our common stock in this prospectus.

In the event we are unable to sell the minimum number of shares of our common stock in this offering, we will continue to operate the Webstar eCampus software virtual classroom access platform, possibly suspend its operation and delay, scale back or eliminate some or all of our business plans until we raise additional capital.

Plan of Operations

Webstar eCampus Plans. Following completion of the sale of the minimum offering of shares of our common stock, we will execute a $4,000,000 line-of-credit with Webstar Holdings Corporation, a Florida corporation owned by James Owens, our founder, Chairman, and CTO. Upon the closing of this offering and execution of the line-of-credit, we intend to begin a sales and marketing campaign for our Webstar eCampus virtual classroom access platform. Our marketing campaign will consist of creating and establishing brand awareness and industry positioning and implementing a go-to-market program that includes a responsive website, social media marketing and communications via LinkedIn and Google search engine optimization. We expect to outsource parts of our planned marketing campaign to providers with expertise in these areas. We intend to hire an in-house sales manager who will be responsible for sales and coordination with technical support for implementation and operation of customer eCampus website operations. Our sales efforts will be further supported by other members of our executive management team who are expected to use their industry contacts and expertise to assist in the sales process.

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We expect this phase of our planned operations to be carried out over the 12-month period following completion of sales of the minimum number of shares in this offering and the execution of our line-of-credit. Assuming we sell the minimum number of shares offered and execute the line-of-credit, we plan to allocate up to $300,000 towards sales and marketing expenses, $1,500,000 for executive officer and other personnel costs included in the approximately $3,700,000 for working capital and other operating expenses that will include payment of accounts payable and other future on-going operating expenses. In the event we sell more than the minimum number of shares, we plan to use the additional proceeds for working capital and other operating expenses.

Results of Operations for the years ended December 31, 2019 and 2018

The following comparative analysis on results of operations was based primarily on the comparative unaudited condensed financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this prospectus. The results discussed below are for the years ended December 31, 2019 and 2018.

Prior to the completion of the purchase of the Webstar eCampus assets on May 12, 2018, we had not earned any revenues since our inception and have funded our operating expenses through loans from our controlling stockholder and accrual of various costs and expenses. Revenue earned from the eCampus Software totaled $4,442 and $2,505 for the years ended December 31, 2019 and 2018, respectively. The increase is due to a full year of licensing and operating the eCampus software in 2019 as opposed to a partial year in 2018. Total operating expenses which are comprised of salaries and related expenses, consulting fees, stock compensation expense, and general and administrative expenses were $1,097,375 and $1,215,906 for the years ended December 31, 2019 and 2018, respectively. The decrease is primarily attributable to a decrease in salaries and related expenses, and an impairment loss on our intangible assets of $71,200 recognized in 2018, and offset by an increase in consulting fees and general and administrative expenses.

The net loss was $1,115,416 and $1,222,201 for the years ended December 31, 2019 and 2018, respectively. This decrease is a result of the decrease in total operating expenses discussed above.

Liquidity, Going Concern and Uncertainties

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of December 31, 2019, our working capital deficit amounted to $860,406, a decrease of $5,239,432 as compared to working capital deficit of $6,099,838 as of December 31, 2018. This decrease is primarily a result of a decrease in accrued liabilities consisting of a decrease in accrued stock compensation resulting from the cancelation of share grants, and decreases in salaries and related expenses and consulting fees as well as a note payable with a related party which were assumed by James Owens, our Chairman and majority stockholder, and recorded as an increase in additional paid-in-capital.

Net cash used in operating activities was $351,727 during the year ended December 31, 2019 compared to $93,931 for the year ended December 31, 2018. The change in cash from operating activities is primarily attributable to increases in general and administrative expenses associated with moving into an office building and decrease in accrued professional fees.

Net cash provided by financing activities was $383,021 during the year ended December 31, 2019 compared to $85,817 in the year ended December 31, 2018. The change in cash from financing activities was the result of an increase in cash received from a related party.

Generally, the Company’s operations are subject to a number of factors that can affect its operating result and financial condition. Such factors include, but are not limited to, the results of our marketing efforts to promote users for our software solutions, successful launch and acceptance of our software solutions in the marketplace, competition of our software solutions, attraction of talented and skilled employees to support the business and the ability to raise capital to support its operations.

In order to continue as a going concern, we will need, among other things, additional capital resources. Management’s plan is to obtain such resources for our capital needs by obtaining capital from management and significant stockholders and to raise capital from the offering of our common stock in this offering. Management cannot provide any assurances that we will be successful in accomplishing any of our plans. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

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Internal control over financial reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles.

Pursuant to Rule 13a-15(b) under the Securities Exchange Act of 1934 (“Exchange Act”), the Company carried out an evaluation, with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer (the Company’s principal executive officer and principal and accounting financial officer), of the effectiveness of the Company’s disclosure controls and procedures (as defined under Rule 13a-15(e) under the Exchange Act). Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2019, the Company’s disclosure controls and procedures were not effective to ensure that information required to be included in our periodic SEC filings is recorded, processed, summarized, and reported within the time periods specified in the SEC rules and forms, due to the material weaknesses identified below.

As of December 31, 2019, management assessed the effectiveness of our internal control over financial reporting. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act, as a process designed by, or under the supervision of, the Company’s President, Chief Executive Officer and Chief Financial Officer and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in the United States of America and includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and dispositions of our assets;

●	Provide reasonable assurance our transactions are recorded as necessary to permit preparation of our financial statements in accordance with GAAP, and that receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

●	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statement.

In evaluating the effectiveness of our internal control over financial reporting, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control – Integrated Framework (2013 framework). Based on that evaluation, our Chief Executive Officer (who is our principal executive officer) and Chief Financial Officer (who is our principal accounting and financial officer), concluded that, during the period covered by this prospectus, such internal controls and procedures were ineffective to detect the inappropriate application of US GAAP rules as more fully described below.

This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that amounted to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (i) inadequate segregation of duties consistent with control objectives; (ii) ineffective control over expenditures with non-employee/officer having access to the bank account; this item was resolved and removed in May of 2019; and (iii) we do not have a fully functioning audit committee, resulting in a lack of independent oversight in the establishment and monitoring of required internal controls and procedures. The aforementioned material weaknesses were identified by our Chief Executive Officer and Chief Financial Officer, in connection with the review of our financial statements as of December 31, 2019.

Our management has begun evaluating remedies to reduce these material weaknesses. However, there can be no assurance that the planned remedies can be effectively put in place as planned.

During the year ended December 31, 2019 the Company’s Board of Directors appointed an audit committee responsible for the establishment, oversight, and monitoring of required internal controls and procedures and a compensation committee responsible for determining executive compensation.

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If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. The Company’s legal costs associated with contingent liabilities are recorded to expense as incurred.

Income taxes

We are a corporation for U.S. federal income tax purposes. As such we are subject to U.S. federal, state and local income taxes and are taxed at the prevailing corporate tax rates. We recognize the effect of income tax positions only if these positions are more likely than not to be sustained. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The financial statements included in this prospectus do not include a provision for federal income taxes since each of our statements of operations have a net loss. In the future, if we determine that such tax benefits are likely to be realized by us, we will record a deferred tax asset based on the then effective income tax rate.

JOBS Act

We qualify as an “emerging growth company” pursuant to the provisions of the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, reduced disclosure obligations relating to the presentation of financial statements in Management’s discussion and analysis of financial condition and results of operations and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We have availed ourselves of the reduced reporting obligations and executive compensation disclosure in this prospectus, and expect to continue to avail ourselves of the reduced reporting obligations available to emerging growth companies in future filings.

In addition, an emerging growth company can delay its adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to take advantage of such extended transition period, and as a result, we may not comply with any new or revised accounting standards on the relevant dates on which non-emerging growth companies must adopt such standards.

We will continue to qualify as an emerging growth company until the earliest of:

●	The last day of our fiscal year following the fifth anniversary of the date of our IPO;

●	The last day of our fiscal year in which we have annual gross revenues of $1.0 billion or more;

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●	The date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt;

●	The date on which we are deemed to be a “large accelerated filer”, which will occur at such time as we (1) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of our most recently completed second quarter, (2) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (3) have filed at least one annual report pursuant to the Exchange Act.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

As of December 31, 2019, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Pursuant to the JOBS Act, as an emerging growth company, we can elect to opt out of the extended transition period for adopting any new or revised accounting standards. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we may adopt the standard for the private company. This may make comparison of our financial statements with any other public company that is neither an emerging growth company, nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We have elected to take advantage of the scaled disclosures and other relief under the JOBS Act described above in this prospectus (see “Implications of Being an Emerging Growth Company”), and we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us under the JOBS Act, so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-based Compensation. We follow the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values.

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Recent Accounting Pronouncements

We implemented all new accounting standards that are in effect and that may impact our financial statements. We do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on the financial position or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Each director is elected at our annual meeting of shareholders and holds office until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position/Title
James Owens	58	Chairman of the Board of Directors and Chief Technology Officer
Don D. Roberts	70	President and Chief Executive Officer
Harold E. Hutchins	65	Chief Financial Officer and Treasurer
Sanford Simon	66	Director
Ron Landmann, MD	43	Director
Michael Hendrickson	73	Director
John England, Ph.D.	74	Director
Kevin Harrington	61	Director

James Owens, Chairman of the Board of Directors and Chief Technology Officer

Mr. Owens has worked as the President of Webstar Networks, from 2007 to the present. Mr. Owens received his Bachelor of Science from the University of Massachusetts in June of 1983 with a double major in Computer Science and Microbiology. Mr. Owens does not hold, and has not previously held, any directorships in any reporting companies.

Don D. Roberts, Chief Executive Officer

Mr. Roberts has over 47 years of extensive experience in the banking and financial services industries starting up and managing banks in Texas, Florida and Georgia. Until July 12, 2019 and for at least the past 5 years, Mr. Roberts was North Region President for Seaside National Bank and Trust a $2.5 billion Florida-based bank and has held several top executive management roles at a variety of financial institutions during his 25+ years in the North Florida market including Barnett Bank of Jacksonville, Florida Bank and CNLBank. Roberts graduated from the University of Texas at Austin with a Bachelor of Business Administration in International Business. He also graduated from the Southwestern Graduate School of Banking in Dallas, Texas. Roberts is very involved in the Jacksonville community having served on many boards including The YMCA of Florida’s First Coast, the United Way, the Chamber of Commerce and the Arts Council of Jacksonville. He is a Rotary Club Paul Harris Fellow. Currently, he serves as a Board member of ElderSource, North Florida’s Area Agency on Aging, its Parent Board, and its affiliate Wise Owl Properties.

Harold E. Hutchins, Chief Financial Officer and Treasurer

Harold E. Hutchins has served as our Chief Financial Officer since March 2018. From October 2016 to October 2017, Mr. Hutchins was the Chief Transformation Officer for Gargash Enterprises, a Dubai, UAE based company engaged primarily in auto dealerships, real estate, insurance, heavy equipment, restaurants, and investment banking where he was responsible for the consolidation of ownership control and development of an operational optimization plan. From January 2013 to September 2016, Mr. Hutchins was a Senior Director of Investment Banking at the Bank Alkhair, a wholesale investment bank in Bahrain where he was responsible for oversight of its portfolio companies.

Mr. Hutchins has served on the Board of Directors of both public and private companies including Open-Silicon, Inc. (US), Snake Eyes Golf Clubs, Inc. (US), Bahrain Financing Company (England, Bahrain, Qatar, India, Malaysia, Kuwait), Burg Bank (Pakistan), and Clean Swift, Inc. (Dubai).

Mr. Hutchins received a Bachelor of Science in Business Administration with a major in Accounting from the University of Florida. Mr. Hutchins is a Certified Public Accountant in inactive status in the State of Florida and formerly held Series 7 and Series 63 securities licenses.

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Ron G. Landmann, M.D., Director

Ron G. Landmann, M. D. has served as a director since August 2017. Dr. Landmann is active as a clinician, researcher and leader in the American Society of Colon and Rectal Surgeons. He has served as chairman on the national Rectal Cancer Steering Committee since June 2017 working to improve care for patients nationally. He was one of the standards writers for the National Accreditation Program for Rectal Cancer Surgery and Centers of Excellence via the US Commission on Cancer. Since 2012, he has served on the editorial board of the Journal of Gastrointestinal Surgery and sits as a reviewer on other peer-reviewed journals. He has been a principal investigator on several national cooperative and industry sponsored clinical trials as well as a founding co-course director for the MD Anderson Cancer Center/Memorial Sloan-Kettering Cancer Center/Mayo Clinic (3M) Robotics and Colorectal Symposium since 2016. He has published numerous peer-reviewed articles, presented at several national and international surgical society meetings/conference, authored dozens of book chapters, and edited numerous peer-reviewed educational training videos.

Dr. Landmann was a surgical resident at St. Luke’s/Roosevelt Hospital/Columbia University from 2000 to 2007, and subsequently he served a fellowship in Colon & Rectal Surgical Oncology at Memorial Sloan-Kettering Cancer Center (New York, NY) from 2003 to 2005 and at Colon & Rectal Surgery at Cleveland Clinic (Weston, Florida) from 2007 to 2008. Dr. Landmann has been a consultant in the Department of Surgery and an Assistant Professor of Surgery at the Mayo Clinic College of Medicine since 2008. In addition, Dr. Landmann has been in the academic practice of medicine since 2008. His practice is focused on robotic surgery and newer minimally invasive and computer-assisted approaches for colorectal and general surgical diseases. His clinical fields of expertise are ulcerative colitis, rectal cancer, and Crohn’s disease. He is an active researcher and investigator of newer computer-assisted and augmented/virtual reality imaging and guidance in surgery. In addition, he has helped design newer surgical devices to improve quality and standard of care for patients.

Dr. Landmann received a Medical Doctor degree in Medicine from Boston University School of Medicine and a Bachelor of Arts in Medical Sciences with a Minor in Computer Science from the College of Arts & Sciences, Boston University.

Our board of directors believes that Dr. Landmann’s expertise and experience as an educator, his perspective, depth and background in information systems and leadership in education and management provide him with the qualifications and skills to serve on our board of directors.

Michael A. Hendrickson, Director

Mr. Hendrickson has served as a director since August 2017. Mr. Hendrickson serves as the Chairman of the Compensation Committee of the Company since June 7, 2019 and also serves as a member of the Audit Committee of the Company since such date. In 2012, Mr. Hendrickson founded StoneBridge Securities, LLC, an international investment banking firm and NASD Broker/Dealer based in Seattle, Washington where he remains the managing partner.

In 2012, Mr. Hendrickson was a founding principal in Base Capital, a private investment and merchant banking firm with a specialty in real estate development and financing. The firm made direct investments in real estate projects and mature businesses along with serving as a developer. Additionally, Mr. Hendrickson was the principal founder of West Coast Management Production and Capital, LLC in 1995, a real estate developer and property manager based in Bellevue, Washington with which he is currently still active. These firms developed mixed use projects, malls, housing projects, multi-family housing and high-rise construction, including the preparation and permitting of raw land.

In 1994 Mr. Hendrickson founded and is currently Chairman and CEO of Hendrickson Exploration & Mining, located in Anchorage, Alaska.

Mr. Hendrickson has served on the Board of Directors of private companies including, Smart Starters from 2000 to 2005, Tectonic Audio Labs from 2008 to 2013, Whooshh Innovations, LLC from 2014 to present, Native Network from 2015 to present, Big Sky Development Group from 2005 to present, Ignition Wireless from 2014 to present. In addition, Mr. Hendrickson served on the Dow Airforce Base Advisory Committee in 1970, SEAPAC Aviation from 2012 to present, Arlington Airport Owners Association since 1991 to present and L&L Energy in 1997.

Mr. Hendrickson attended the Montana School of Mines, the University of Montana, and holds designations as a Chartered Life Underwriter (CLU) and Chartered Financial Consultant designation from the American College along with being designated a Life Underwriting Training Council Fellow (LUTCF).

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Our board of directors believes that Mr. Hendrickson’s expertise and experience in finance, his perspective, depth and expertise in managing a variety of businesses and leadership as a member of the board of directors in a variety of industries provide him with the qualifications and skills to serve on our board of directors.

John England, Ph.D., Director

John England, Ph.D. has served as a director of our company since 2015. Dr. John England serves as the Chairman of the Audit Committee of the Company since June 7, 2019 and also serves as a member of the compensation committee since such date. He is the founder and President of Al Technical Institute, an online business and technical school which he founded in 2005. Assisting in the design of the Webstar eCampus; he has been an Education Consultant since 2006. From 2010 to 2013, Dr. England served as Assistant Executive Director for the National Accreditation for Colleges and Schools.

Since 2012, Dr. England has been serving as the Chief Executive Officer and President of Cyber-Education Services Group and was instrumental in designing online Asynchronous Software. Since 2014, Dr. England has been the Faculty and Chair of Basic Sciences for Southwest University of Naprapathic Medicine and Health Sciences.

Dr. England is a Vietnam Era Veteran. He holds a Certificate in Commerce/Insurance, and is a Certified Insurance Advisor, Financial Advisor, IRS Registered Tax Practitioner, Registered Financial Planner, and Certified Professional Educator (CPE) and has a Fellow in Life Management (F.L.M.I.).

Dr. England received a Bachelor of Business Administration (Risk Management/Insurance) degree from the University of Richmond, a Master’s in Business Administration (Business/International Business) from Georgia State University, a Ph.D. in International Business from American International University, and a Doctor of Business Administration in International Management/Marketing from Alpha University/California University.

Our board of directors believes that Dr. England’s expertise and experience as an educator, his perspective, depth and expertise in development educational software systems and managing a variety of business and leadership in education and management provide him with the qualifications and skills to serve on our board of directors.

Sanford Simon, Director

Sanford (Sandy) Simon has over 30 years of compliance experience in the corporate management of federal and state environmental, regulatory, and legislative programs for leading manufacturers of pesticide, fertilizer, growing media, grass seed and organic-input fertilizer and other agricultural use chemicals. From October 2014 to the present, he has served as the Vice President of Corporate Compliance at Harrell’s LLC where he is responsible for oversight and compliance with applicable laws and regulations governing Harrell’s, LLC products and business operations related to environmental, safety and health, risk management, quality control and to the manufacture, sale, transportation, registration and distribution of fertilizers, pesticides, adjuvants, soil amendments and grass seed and provides a creative compliance strategy that supports Harrell’s, LLC strategic business plans. From March 2009 to October 2014, Mr. Simon served as the Senior Director of Regulatory Affairs with the Scotts Miracle-Gro Company for the Federal & State for Strategic Business Units. He earned a Bachelor of Science degree in business management and with a minor in environmental science at the University of Phoenix. A native Alabamian, he currently resides with his wife in Flagler Beach, FL.

Kevin Harrington, Director

Kevin Harrington has served as a Director of our company since 2015. He has almost forty (40) years’ experience in product introduction and direct marketing, being one of the first to market products through infomercials. In January 2017, Mr. Harrington was appointed as a member of the board of directors of Znergy, Inc. (OTC:ZNRG), a company focused on marketing energy efficiency and commercial security products. Since April 2016, Mr. Harrington has been a Partner and Executive Producer of Jung Guns Entertainment, LLC, a developer and producer of entertainment content and the Managing Partner for Quantum Media Marketing, a media marketing agency. Since March 2013, he has been a member of the Board of Directors for Celsius Holdings, Inc. (NASDAQ:CELH), a fitness drink developer, producer and marketer. Since 2005, he has been Chief Executive Officer of Harrington Business Development, Inc., a privately-held consulting firm where he works with companies to increase distribution, analyze electronic retailing opportunities, effectively market on digital, social media, TV, radio, or print, source manufacturing, and establishes celebrity relationships. Mr. Harrington was a cofounder of Global Leaders Organization in January 2015, a professional community of Presidents, CEOs, entrepreneurs and investors that gives members access to commercial opportunities and a cofounder of the Electronic Retailers Association (ERA) in 2000, a global direct to consumer organization, and a cofounder of the Entrepreneurs Organization (EO ) in 1997. He is also an Original Shark on the ABC television series “Shark Tank.”

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Our board of directors believes that Mr. Harrington’s expertise and experience in marketing, his perspective, depth and expertise in business provide him with the qualifications and skills to serve on our board of directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Our board of directors is comprised of one (1) non-independent director and five (5) independent directors. On June 7, 2019 the Board established an audit committee and a compensation committee, each comprised of two independent directors.

Audit Committee:

Dr. John England, to serve as Chairman of the Audit Committee,

Mr. Michael Hendrickson

Compensation Committee:

Mr. Michael Hendrickson, to serve as Chairman of the Compensation Committee

Dr. John England.

The Company plans to obtain public company directors’ and officers’ insurance coverage, but has not done so yet, and plans to do so in the future once it raises sufficient funds. However, there can be no assurance that any funds can be raised or that the foregoing can occur as planned.

Code of Ethics

We expect that we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics available on our website at www.webstartechnologygroup.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

Board Structure

Our board has chosen not to separate the positions of Chief Technology Officer and Chairman of the Board as our initial planned operations will be limited. Our board of directors does not believe that such separation will serve any useful purpose at this time.

Role of Board in Risk Oversight Process

Management is responsible for the day-to-day management of risk and for identifying our risk exposures and communicating such exposures to our board. Our board is responsible for designing, implementing and overseeing our risk management processes. The board does not have a standing risk management committee, but administers this function directly through the board as a whole. The whole board considers strategic risks and opportunities and receives reports from our officers regarding risk oversight in their areas of responsibility as necessary. We believe our board’s leadership structure facilitates the division of risk management oversight responsibilities and enhances the board’s efficiency in fulfilling our oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board of Directors

Shareholders with questions about us are encouraged to contact us by sending communications to the attention of the Chief Executive Officer at 4231 Walnut Bend, Jacksonville, Florida 32257. If shareholders feel that their questions have not been sufficiently addressed through communications with the Chief Executive Officer, they may communicate with the board of directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

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Director Compensation

We have agreed to pay our non-employee directors $3,000 each for attending our quarterly board of directors meetings and reimburse them for reasonable travel expenses incurred in attending board and committee meetings once the Company is publicly held. The Company has held quarterly board meetings and the Board has waived director fees for each meeting. Therefore, such fees have not been paid nor accrued to date. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Procedures for Nominating Directors

The sitting directors nominate the people that they recommend to be directors of the Company for the coming year. The recommendations are then presented to the shareholders for a vote at an annual or special meeting of shareholders. The board sets a “record date” for determining shareholders that will be entitled to notice of and to vote at the annual and/or special meeting. Only shareholders of record as of the record date will be entitled to notice of the meeting and to vote at the meeting.

The required quorum for the annual meeting is a majority of the common stock issued and outstanding on the record date. If a quorum is not present when the meeting is called to order on the day and time stated above, the shareholders will be asked to vote to adjourn the meeting in order to enable us to have more shareholders in attendance, either in person or by proxy. Those who are present at the time of the meeting, though less than a quorum to transact other business, are sufficient to have a vote on adjournment of the meeting to a later date.

To approve the election of directors, the number of nominees proposed by the directors receiving the highest number of (or plurality) for votes at the annual and/or special meeting will be elected.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity,

●	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2019 whose compensation exceed $100,000, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2019.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2019 Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Joseph P. Stingone, Sr.(4,8)	12/31/2018	250,000	-	-	-	-	250,000
	12/31/2019	125,000	-	-	-	-	125,000

James Owens(5)	12/31/2018	-	-	-	-	-	-
	12/31/2019	-	-	-	-	-	-

Don D. Roberts(6)	12/31/2018	-	-	-	-	-	-
	12/31/2019	-	-	-	-	-	-

Nan Kreamer(1)	12/31/2018	50,000	-	-	-	-	50,000
	12/31/2019	-	-	-	-	-	-

Harold E. Hutchins(2)	12/31/2018	-	-	-	-	9,000	9,000
	12/31/2019	-	-	-	-	38,000	38,000

David Herzfeld(7,8)	12/31/2018	150,000	-	-	-	-	150,000
	12/31/2019	150,000	-	-	-	3,000	158,000

Eugene Fedele(3,8)	12/31/2018	150,000	-	-	-	-	150,000
	12/31/2019	150,000	-	-	-	12,700	162,700

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(1)	Appointed as Chief Financial Officer in September 2016 and resigned in March 2018. The 2018 amount was not paid by the Company and remains accrued.
(2)	Appointed as Chief Financial Officer in March 2018 and compensated as consultant.
(3)	Appointed as Chief Marketing Officer in May 2017 and resigned in December 2019.
(4)	Appointed as Chief Executive Officer in September 2016, deceased in July 2019.
(5)	Appointed Chief Technology Officer in July 2019.
(6)	Appointed Chief Executive Officer in July 2019.
(7)	Moved to different position July 2019 and resigned December 2019.
(8)	The 2019 and 2018 salary amounts were not paid by the Company and were ultimately assumed by the Company’s founder, CTO, and majority stockholder. Other compensation was consulting fees paid.

Executive Employment Agreements

Joseph P. Stingone, Sr. As of September 12, 2016, Mr. Stingone and our company entered into an Employment Agreement and an amendment to that agreement to serve as our Chairman, Chief Executive Officer and President. The term of this agreement was for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provided that Mr. Stingone’s compensation would be: (i) salary of $250,000 per year, (ii) 250,000 shares of our common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors. The shares of our common stock were issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event did not occur by July 31, 2019, the Company agreed to issue the shares Mr. Stingone or his designee. Also, if the Company was acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the common stock would be issued and delivered to Mr. Stingone immediately prior to the closing of the transaction so that Mr. Stingone would receive his percentage of the compensation in kind for the acquisition or merger.

Mr. Stingone was entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs we offer to all company executives and reimbursement of expenses incurred in the course of employment. If Mr. Stingone’s employment is terminated by us without cause, he is entitled to be paid his compensation through the end of the remaining term. If Mr. Stingone’s employment was terminated by us with cause, he was not entitled to any compensation as of the termination date. During the term of his employment and for a period of two years thereafter, Mr. Stingone agreed to refrain from engaging in a business that is or plans to offer products or services offered by us or engage in any other business we are engaged in. In addition, Mr. Stingone agreed to keep certain information of the Company confidential.

In May 2018, Mr. Stingone and the Company amended the Employment Agreement to provide his services on an as-needed basis and in no event is he obligated to devote more than five hours per week to our business affairs until the effective date of a registration statement which this prospectus is a part. This change was retroactive to September 12, 2016, the effective date of his employment agreement. Upon the effective date of such registration statement and the Company having secured sufficient funds to support its business operations, Mr. Stingone would be obligated to devote his full working time and attention to the business and affairs of the Company for the remaining term of his employment agreement. In addition, the amendment provided that we may pay the compensation under this agreement when we had sufficient cash resources as determined by our board of directors. Mr. Stingone died in July of 2019. All accrued compensation under his employment agreement was transferred to James Owens by action of the Company’s Board, and with the consent of Mr. Stingone’s heir, effective December 31, 2019.

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James Owens. For the years ended December 31, 2019 and 2018, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Owens. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Owens. The agreement may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to Mr. Owens a one-time payment equal to one year’s salary or two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Owens’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

Don D. Roberts. For the years ended December 31, 2019 and 2018, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Roberts. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Roberts. The agreement may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to Mr. Roberts a one-time payment equal to one year’s salary or two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Roberts’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

Harold E. Hutchins. For the years ended December 31, 2019 and 2018, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Hutchins. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Hutchins. The term of this agreement is indefinite and may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to Mr. Hutchins a one-time payment equal to one year’s salary or two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Hutchins’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

David Herzfeld. As of June 16, 2016, Mr. Herzfeld and our company entered into an Employment Agreement and an amendment to that agreement to serve as our Chief Technology Officer. The term of this agreement was for a period of one year from the date of its execution and renewed automatically for one-year periods unless a written notice of termination was provided not less than 30 days prior to the automatic renewal date. The agreement provided that Mr. Herzfeld’s compensation would be: (i) salary of $100,000 per year for the first six months of the term and $150,000 on an annual basis for the remainder of the initial one term of the agreement, (ii) 250,000 shares of our common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors. The shares of our common stock were issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummated a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which resulted in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event did not occur by July 31, 2019, the Company agreed to issue the shares Mr. Herzfeld or his designee. Also, if the Company was acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the common stock would be issued and delivered to Mr. Herzfeld immediately prior to the closing of the transaction so that Mr. Herzfeld would receive his percentage of the compensation in kind for the acquisition or merger.

Mr. Herzfeld was entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs we offer to all company executives and reimbursement of expenses incurred in the course of employment. If Mr. Herzfeld’s employment was terminated by us without cause, he was entitled to be paid his compensation through the end of the remaining term. If Mr. Herzfeld’s employment was terminated by us with cause, he was not entitled to any compensation as of the termination date. During the term of his employment and for a period of one year thereafter, Mr. Herzfeld agreed to refrain from engaging in a business that is or plans to offer products or services offered by us or engages in any other business we are engaged in. In addition, Mr. Herzfeld agreed to keep certain information of the Company confidential.

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In May 2018, Mr. Herzfeld and the Company amended the Employment Agreement to provide his services on an as-needed basis and in no event was he obligated to devote more than five hours per week to our business affairs until the effective date of a registration statement as filed by the Company with the SEC and the Company having secured sufficient funds to support its business operations. This change was retroactive to June 16, 2016, the effective date of his employment agreement. Upon the effective date of such registration statement and the Company having secured sufficient funds to support its business operations, Mr. Herzfeld was to be obligated to devote his full working time and attention to the business and affairs of the Company for the remaining term of his employment agreement. In addition, the amendment provided that we may pay the compensation under this agreement when we had sufficient cash resources as determined by our board of directors.

On December 31, 2019 Mr. Herzfeld resigned. All accrued compensation under Mr. Herzfeld’s employment agreement was transferred to James Owens by action of the Company’s Board, and with the consent of Mr. Herzfeld, effective December 31, 2019.

Eugene Fedele. As of May 1, 2017, Mr. Fedele and our company entered into an Employment Agreement and an amendment to that agreement to serve as our Chief Marketing Officer. The term of this agreement was for a period of one year from the date of its execution and renewed automatically for one-year periods unless a written notice of termination was provided not less than 30 days prior to the automatic renewal date. The agreement provided that Mr. Fedele’s compensation would be(i) salary of $150,000 per year, (ii) 100,000 shares of our common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors. The shares of our common stock were issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which resulted in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event did not occur by July 31, 2019, the Company agreed to issue the shares to Mr. Fedele or his designee. Also, if the Company was acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the common stock would be issued and delivered to Mr. Fedele immediately prior to the closing of the transaction so that Mr. Fedele would receive his percentage of the compensation in kind for the acquisition or merger.

Mr. Fedele was entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs we offered to all company executives and reimbursement of expenses incurred in the course of employment. If Mr. Fedele’s employment was terminated by us without cause, he was entitled to be paid his compensation through the end of the remaining term. If Mr. Fedele’s employment was terminated by us with cause, he was not entitled to any compensation as of the termination date. During the term of his employment and for a period of one year thereafter, Mr. Fedele agreed to refrain from engaging in a business that is or plans to offer products or services offered by us or engages in any other business we are engaged in. In addition, Mr. Fedele agreed to keep certain information of the Company confidential.

In May 2018, Mr. Fedele and the Company amended the Employment Agreement to provide his services on an as-needed basis and in no event was he obligated to devote more than five hours per week to our business affairs until the effective date of a registration statement as filed by the Company with the SEC and the Company having secured sufficient funds to support its business operations. This change was retroactive to May 1, 2017, the effective date of his employment agreement. Upon the effective date of such registration statement and the Company having secured sufficient funds to support its business operations, Mr. Fedele would be obligated to devote his full working time and attention to the business and affairs of the Company for the remaining term of his employment agreement. In addition, the amendment provided that we may pay the compensation under this agreement when we had sufficient cash resources as determined by our board of directors.

On December 31, 2019 Mr. Fedele resigned. All accrued compensation under Mr. Fedele’s employment agreement was transferred to James Owens by action of the Company’s Board, and with the consent of Mr. Fedele, effective December 31, 2019.

Long-Term Incentive Plans

There are no arrangements or plans in which we would provide pension, retirement or similar benefits for directors or executive officers.

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Compensation Committee

On July 7, 2019, the Company’s Board of Directors established a compensation committee comprised of two independent board members (Michael Hendrickson, as Chairman of the Compensation Committee and Dr. John England). The compensation committee determines executive compensation.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that John England, Ph.D., Kevin Harrington, Ron Landmann, M.D., Sanford Simon, and Michael Hendrickson do not have a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or responsibilities and that each of these directors is “independent” as that term is defined under the listing standards of NASDAQ.

Outstanding Equity Awards at 2019 Fiscal Year-End

There were no outstanding stock, option, and incentive plan awards at December 31, 2019.

Limitation on Liability

Under the Wyoming Revised Statutes and our amended and restated articles of incorporation, as amended, our directors will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care”. This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since March 10, 2015 (inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers, beneficial owners of more than 5% of our capital stock or promoters, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

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Mr. Owens is deemed a “promoter” of our company as that term is defined in the rules and regulations promulgated under the Securities Act of 1933.

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. The terms of the following transactions between related parties were not determined as a result of arm’s length negotiations. When such transactions arise, they are referred to our board of directors for its consideration.

James Owens, the controlling shareholder of the Company, loaned the Company a net total of $583,084 for the period from March 10, 2015 (Inception) to December 31, 2019. These funds have been used for organization and working capital to date. The loans from Mr. Owens are pursuant to an oral agreement, are non-interest bearing and payable upon demand by Mr. Owens. Mr. Owens has orally agreed not to demand repayment of his loans until such time as we have sufficient capital resources to repay such loans.

On April 21, 2020, we entered into the License Agreement with Soft Tech to exclusively license, market and distribute Soft Tech’s Gigabyte Slayer and WARP-G software and further develop and commercialize these software throughout the world. James Owens, the controlling shareholder of our company, owns Soft Tech. Pursuant to the terms of the License Agreement, we agreed to pay (i) a lump sum licensing fee of $650,000 for each of the two components of Soft Tech’s technology, for a total of $1,300,000 for both the Gigabyte Slayer and WARP-G software payable upon the earlier of closing of an aggregate of $20 million in net capital offering of our stock or when our cumulative net sales from the licensed Gigabyte Slayer and WARP-G software reach $20 million and (ii) a royalty rate of 7% based on our net sales of the licensed software.. See “Description of Business – Software Licenses.”

On June 30, 2017, we entered into the IP Purchase Agreement). James Owens, the controlling shareholder of our company controls the voting power of Webstar Networks. Under the terms of this agreement, we agreed to purchase and Webstar Networks agreed to sell to us all intellectual property associated with the Webstar eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. The purchase price for these assets was 17,000,000 shares of our unregistered common stock. The closing date must occur no later than July 31, 2018 and is conditioned upon our sale of a minimum of $3,000,000 of our common stock in this offering. Additionally, the IP Purchase Agreement contains additional covenants, representations and warranties that are customary of asset purchase and sale agreements. On May 12, 2018, we entered into an amendment to the IP Purchase Agreement whereby we issued 17,000,000 shares of our unregistered common stock and a promissory note in the principal amount of $675,000 payable upon completion of a sale of a minimum of $3,000,000 of our common stock in an offering. On June 30, 2018, we entered into a Second Amendment to the IP Purchase Agreement whereby we agreed with Webstar Networks to increase from $3,000,000 to $5,000,000 the minimum offering amount triggering the $675,000 principal payment under the Promissory Note. See “Description of Business – Purchase of Webstar eCampus Assets.” On February 21, 2020, Webstar Networks agreed to cancel the Promissory Note, effective December 31, 2019 pursuant to a Cancellation of Amended and Restated Promissory Note Agreement between the Company and Webstar Networks, dated February 21, 2020.

Upon completion of this offering, we plan to execute a $4,000,000 line-of-credit with Webstar Holdings Corporation, a Florida corporation owned and controlled by James Owens.

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate the Series A Preferred Stock as a series of preferred stock of the Company. 1,000 shares of Series A Preferred Stock are authorized in the Certificate. The Series A Preferred Stock has voting rights equivalent to three times the total voting power of the total common stock outstanding at any time. The Series A Preferred Stock has no transfer rights, no conversion rights, no dividends, and no liquidation preference.

The Company entered into the “Preferred Subscription Agreement pursuant to which the Company agreed to issue and sell to James Owens, the Company’s Chairman of the Board, Chief Technology Officer, founder, and controlling shareholder one thousand (1,000) shares of the Series A Preferred Stock, at a total purchase price of $250,000 upon the filing of the Certificate.

On April 20, 2020, our Board of Directors declared a stock dividend of 0.218723 shares per each outstanding share of our common stock. On April 22, 2020, James Owens contributed 27,104,415 of his shares of common stock of the Company to Webstar Networks in order to inject equity to Webstar Networks. Following the offering, James Owens will continue to control more than 50% of the outstanding voting power of our common stock based on his aggregate ownership of 138,934,383 shares of our common stock and he will continue to have the authority to approve all shareholder actions requiring a majority vote of shareholders, including the election of all members of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At April 6 2020, we had 139,300,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of April 6, 2020 for:

●	each of our executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group, and

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, except as otherwise provided below.

Unless otherwise indicated, the business address of each person listed is in care of Webstar Technology Group, Inc., 4231 Walnut Bend, Jacksonville, Florida 32257.

Common Shares

	Before Offering			After Offering
	Shares Beneficially Owned		Percentage of Shares(1)	Shares Beneficially Owned		Percentage of Shares(2)
Name of Beneficial Owner
Directors and Named Officers
James Owens	138,934,383	(3)	99.7%	138,934,383	(3)	99.4%
John England, PhD	91,404	(4)	*	91,404	(4)	*
Don D. Roberts	0		*	0		*
Harold E. Hutchins	0		*	0		*
Ron Landmann, MD	0		*	0		*
Michael Hendrickson	0		*	0		*
Sanford Simon	0		*	0		*
Kevin Harrington	0		*	0		*
All named executive officers and directors as a group (eight persons)	139,025,787		99.7%	139,025,787		99.4%

* less than 1%.

(1)	Based on 139,300,000 shares outstanding as of the date of this prospectus.

(2)

Based on 139,900,000 proforma shares outstanding following sale of the maximum number of shares in this offering which includes 139,300,000 shares currently outstanding and 600,000 shares included in this offering.

(3)

Shares include 91,111,683 shares directly owned by Mr. Owens and 47,822,700 shares owned by Webstar Networks. Mr. Owens is the President and sole director of Webstar Networks and controls 85% of the stockholder votes based on his ownership of Series A Preferred Stock in Webstar Networks. Accordingly, Mr. Owens has voting and dispositive control over the shares of the Company held by Webstar Networks.

(4)	Shares purchased under a Subscription Agreement dated March 10, 2015 as founder shares.

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Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2019, there were no securities authorized for issuance under equity compensation plans.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,000 shares have been designated as Series A Preferred Stock. As of the date of this prospectus, we had 139,300,000 shares of common stock issued and outstanding and 1,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate the Series A Preferred Stock as a series of preferred stock of the Company. 1,000 shares of Series A Preferred Stock are authorized in the Certificate. The Series A Preferred Stock has voting rights equivalent to three times the total voting power of the total common stock outstanding at any time. The Series A Preferred Stock has no transfer rights, no conversion rights, no dividends, and no liquidation preference.

The Company entered into the Preferred Subscription Agreement pursuant to which the Company agreed to issue and sell to James Owens one thousand (1,000) shares of the Series A Preferred Stock, at a total purchase price of $250,000 upon the filing of the Certificate.

Anti-Takeover Effects of Our Articles of Incorporation and Wyoming General Corporation Law

Our Amended and Restated Articles of Incorporation provide for the issuance of up to 300,000,000 shares of our common stock par value $0.0001. Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our board has the authority to issue an unlimited additional amount of shares. The existence of unlimited authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

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Though not now, we may be or in the future we may become subject to Wyoming’s control share law. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such shareholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested shareholders” for three years after the “interested shareholder” first becomes an “interested shareholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested shareholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, phone (212) 828-8436.

EXPERTS

The financial statements for the year ended December 31, 2019 included in the Registration Statement have been so included in reliance on the report of D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing in the prospectus, given on the authority of said firm as experts in auditing and accounting.

The current address of D. Brooks and Associates CPAs, P.A. is 4440 PGA Blvd, Suite 104, Palm Beach Gardens, FL 33410.

The financial statements for the year ended December 31, 2018 included in the Registration Statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing in the prospectus, given on the authority of said firm as experts in auditing and accounting.

The current address of Friedman LLP is 601 Route 73 North, Suite 400, Marlton, NJ 08053.

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DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Wyoming law, our amended and restated articles of incorporation, as amended, and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. We maintain a website at www.webstartechnologygroup.com. Information on our website is not incorporated by reference into this Post-Effective Amendment.

52

WEBSTAR TECHNOLOGY GROUP, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Webstar Technology Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Webstar Technology Group, Inc. (the Company) as of December 31, 2019, and the related statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ D. Brooks and Associates CPAs, P.A.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditor since 2019.

Palm Beach Gardens, Florida

March 23, 2020

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Webstar Technology Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Webstar Technology Group, Inc. (the Company) as of December 31, 2018, and the related statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has recurring losses, negative working capital and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the Company is unable to obtain financing, there could be a material adverse effect on the Company.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/S/ Friedman LLP

We served as the Company’s auditors from 2016 through 2019

Marlton, New Jersey

May 14, 2019

F-3

Webstar Technology Group, Inc.

Balance Sheets of December 31, 2019 and 2018

	December 31,
	2019	2018
ASSETS

Current assets
Cash	$36,535	$5,241
Accounts receivable	1,398	1,256
Prepaid expenses	1,125	-
Total current assets	39,058	6,497
Right-of-use assets	6,555	-
Intangible asset - net of accumulated amortization of $10,400 and $8,800 at December 31, 2019 and 2018, respectively	6,400	8,000
Total assets	$52,013	$14,497

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$5,609	$-
Accrued stock compensation	-	3,116,667
Accrued salaries and related expense	309,444	1,604,732
Accrued consulting fees	-	143,950
Accrued consulting fees - related party	-	330,000
Accrued professional fees	-	56,756
Due to stockholder	583,084	179,230
Lease liability	1,327	-
Note payable - related party	-	675,000
Total current liabilities	899,464	6,106,335
Lease liability - net of current portion	5,360	-
Total liabilities	904,824	6,106,335

Commitments

Stockholders’ deficit
Preferred stock, $0.0001 par value; Authorized 1,000,000 none issued and outstanding	-	-
Common stock, $0.0001 par value; Authorized 300,000,000 shares; 114,300,000 issued and outstanding as of December 31, 2019 and 2018	11,430	11,430
Additional paid-in-capital	6,354,443	-
Accumulated deficit	(7,218,684)	(6,103,268)
Total stockholders’ deficit	(852,811)	(6,091,838)

Total liabilities and stockholders’ deficit	$52,013	$14,497

The accompanying notes are an integral part of these financial statements.

F-4

Webstar Technology Group, Inc.

Statements of Operations
For the Years Ended December 31, 2019 and 2018

	For the Year Ended December 31,
	2019	2018

Revenue	$4,442	$2,505
Cost of sales	1,600	8,800
Gross profit (loss)	2,842	(6,295)
Operating expenses
Salaries and related expenses	455,392	645,900
Stock compensation expense	-	100,000
Consulting fees	383,200	270,250
General and administrative	258,783	128,556
Impairment loss	-	71,200
Total operating expenses	1,097,375	1,215,906
Operating loss	(1,094,533)	(1,222,201)

Other income and expense
Interest expense	(20,883)	-

Net loss before taxes	(1,115,416)	(1,222,201)
Income tax expense	-	-
Net loss	$(1,115,416)	$(1,222,201)

Net loss per share-basic and diluted	$(0.01)	$(0.01)
Weighted average shares outstanding-basic and diluted	114,300,000	108,198,630

The accompanying notes are an integral part of these financial statements.

F-5

Webstar Technology Group, Inc.

Statements of Stockholders’ Deficit

For the Years Ended December 31, 2019 and 2018

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2017	-	$-	97,300,000	$9,730	$-	$(4,292,367)	$(4,282,637)
Asset purchase-related party	-	-	17,000,000	1,700	-	(588,700)	(587,000)
Net loss	-	-	-	-	-	(1,222,201)	(1,222,201)
Balance at December 31, 2018	-	$-	114,300,000	$11,430	$-	$(6,103,268)	$(6,091,838)

Cancelation of common stock shares granted, not issued	-	-	-	-	3,141,667	-	3,141,667
Accrued consulting fees and salaries assumed by related party	-	-	-	-	1,907,130	-	1,907,130
Forgiveness of note payable with related party	-	-	-	-	675,000	-	675,000
Lease cancellation and assumption by related party	-	-	-	-	61,346	-	61,346
Forgiveness of accrued consulting fees due to related party	-	-	-	-	569,300	-	569,300
Net loss	-	-	-	-	-	(1,115,416)	(1,115,416)
Balance at December 31, 2019	-	$-	114,300,000	$11,430	$6,354,443	$(7,218,684)	$(852,811)

The accompanying notes are an integral part of these financial statements.

F-6

Webstar Technology Group, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(1,115,416)	$(1,222,201)

Adjustments to reconcile net loss to cash used in operating activities
Stock compensation expense	25,000	100,000
Amortization expense	1,600	8,800
Amortization of debt issuance costs	15,000	-
Accrued interest assumed by stockholder	5,833	-
Impairment loss	-	71,200
Non-cash lease expense	82,730	-
Change in assets and liabilities
Accounts receivable	(142)	(1,256)
Prepaid expenses	(1,125)	-
Accounts payable	5,609	-
Accrued salaries and related expense	455,392	645,900
Accrued consulting fees	12,500	-
Accrued consulting - related party	239,300	263,700
Accrued professional fees	(56,756)	39,926
Lease liabilities	(21,252)	-
Net cash used in operating activities	(351,727)	(93,931)

Cash flows from investing and financing activities
Proceeds from note payable	45,000	-
Advances from stockholder	712,330	355,525
Repayments of stockholder advances	(374,309)	(269,708)
Net cash provided by financing activities	383,021	85,817

Net increase (decrease) in cash	31,294	(8,114)
Cash at beginning of the period	5,241	13,355
Cash at end of the period	$36,535	$5,241

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Schedule of non-cash financing activities
Operating lease right-of-use and operating lease liabilities recorded upon the adoption of ASC 842	$274,584	$-
Cancellation of common stock shares granted not issued included in accrued
compensation	$3,141,667	$-
Accrued consulting fees and salaries assumed by related party	$1,907,130	$-
Cancelation of note payable with related party	$675,000	$-
Lease cancelation and assumption by related party	$61,346	$-
Forgiveness of accrued consulting fees due to stockholder	$569,300	$-
Purchase of eCampus software	$-	$88,000
Issued stock for asset purchase	$-	$1,700
Issued note payable for asset purchase	$-	$675,000

The accompanying notes are an integral part of these financial statements.

F-7

WEBSTAR TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Webstar Technology Group, Inc. (the “Company”) was incorporated in Wyoming on March 10, 2015. The Company was established for the operation of certain licensed and purchased software solutions. Since inception, the Company signed two letters of intent with a related party to license proprietary software technology solutions, i.e., Gigabyte Slayer and WARP-G. The Company has been focused in large part on organizational activities and the development of its business plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology and to license the WARP-G software solution that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology. Further, the Company purchased the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Reclassifications

Certain reclassifications of prior year amounts have been made to conform to the 2019 presentation. These reclassifications had no effect on net loss or loss per share as previously reported.

Liquidity, Going Concern and Uncertainties

These financial statements have been prepared in conformity with US Generally Accepted Accounting Principles, which contemplates continuation of the Company as a going concern. To date, the Company’s commercial operations have not generated sufficient revenues to enable profitability. As of December 31, 2019, the Company had an accumulated deficit of $7,218,684, and has incurred net losses of $1,115,416 and $1,222,201 for the years ended December 31, 2019 and 2018, respectively. Based on the current business plans and the Company’s operating requirements, management believes that the existing cash at December 31, 2019 will not be sufficient to fund operations for at least the next twelve months following the issuance of these financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as its initial public offering, future equity offerings and/or debt financings, strategic relationships, and to successfully execute its business plans. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to delay, scale back or eliminate some or all of its business plans which would likely have a material adverse effect on the Company.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Generally, the Company’s operations are subject to a number of factors that can affect its operating results and financial condition. Such factors include, but are not limited to, the results of its marketing efforts to attract users for its software solutions, the successful launch and the acceptance of its software solutions in the marketplace, competition of its software solutions, attraction of talented and skilled employees to support the business and the ability to raise capital to support its operations.

F-8

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary. Significant estimates made by management include the valuation of deferred tax assets, useful life of intangible assets, and fair value of stock-based compensation.

Fair Value of Financial Instruments and Fair Value Measurements

The carrying amounts reported in the balance sheet for cash, accounts payable, accrued expenses, and due to stockholder approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2019 or 2018.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less. There are no cash equivalents at December 31, 2019 and 2018.

Intangible Assets

Intangible assets are initially capitalized at cost, which includes the purchase price (net of any discounts and rebates) and other directly attributable costs of preparing the asset for its intended use. Direct expenditure including employee costs, which enhances or extends the performance of computer software beyond its specifications and which can be reliably measured, is added to the original cost of the software. Costs associated with maintaining the computer software are recognized as an expense when incurred. Computer software is subsequently carried at cost less accumulated amortization and accumulated impairment losses. These costs are amortized to profit or loss using the straight-line method over their estimated useful lives of five years. The amortization period and amortization method of intangible assets other than goodwill are reviewed at least at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise. The Company incurred amortization expense of $1,600 and $8,800 for the year ended December 31, 2019 and 2018, respectively.

At December 31, 2018, the Company determined that the estimated fair value of the eCampus software was less than its carrying amount and, accordingly, recognized an impairment loss of $71,200. The fair value of the software was estimated based on the estimated future cash flows from the related product.

Revenue Recognition

The Company adopted FASB ASC 606 for revenue recognition on January 1, 2018. We recognize revenues when control of the promised goods or services is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. For student fees, we generate student fee revenue by registering each student that participates in an on-line classroom utilizing our eCampus platform. This revenue is earned at the time the on-line class takes place and is accrued during the period whether or not actually billed. The student fees are billed to the college conducting the classes during the period the classes are conducted. There are no prepayments for student fees so there is no deferred revenue related to student fees. The annual fee charged to the college is billed in the first quarter of the year and the income is recognized over the entire year. The Company billed $995 and $0 in annual fees for the years ended December 31, 2019 and 2018, respectively. The Company recognized revenue of $995 and $0 in annual fees for the years December 31, 2019 and 2018, respectively. The Company recognized revenue of $3,447 and $2,505 from student fees for the years ended 2019 and 2018, respectively.

F-9

Accounts Receivable and Concentrations

Accounts receivable are recorded as revenue is earned and billed during the period the on-line classes are conducted. The billings are due within 30 days of the billing date. If accounts receivable are not paid within 90 days of billing, an allowance for doubtful accounts will be established. Accounts receivable were $1,398 and $1,256 at December 31, 2019 and 2018, respectively. No provision for doubtful accounts was required at December 31, 2019 nor December 31, 2018.

As of December 31, 2019 and 2018, and for the years then ended, the Company had one customer, an educational institution, responsible for 100% of the Company’s accounts receivable and sales.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee, and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based compensation to consultants and other third parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. The Company initially records compensation expense based on the fair value of the award at the grant date.

Net Loss per Common Share

The Company reports net loss per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares available. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2019 and 2018, there are no dilutive securities and, therefore, basic and diluted loss per share is the same.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2019 and December 31, 2018, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

F-10

Leases

The Company accounts for leases under ASU 2016-02. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets. The Company leases an office space and office equipment used to conduct our business. On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. We allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. Leases entered into prior to January 1, 2019, are accounted for under ASC 840 and were not reassessed. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

Leases - In February 2016, the Financial Accounting Standards Board (“FASB”) established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective on January 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on January 1, 2019 and used the effective date as the date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company elects the ‘package of practical expedients’, which permits the Company not to reassess under the new standard prior conclusions about lease identification, lease classification and initial direct costs. On the effective date, the Company had not yet entered into any lease agreements. However, the Company applied the provisions of the ASU No. 2016-02 upon the execution of leases during the three-month period ended June 30, 2019.

Stock Compensation — On June 20, 2018, the FASB issued ASU 2018-07 Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting which is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). This standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company adopted this ASU on January 1, 2019. The adoption of this standard did not have a material effect on the Company’s financial statements.

F-11

NOTE 3 – RELATED PARTY TRANSACTIONS

Mr. James Owens, the founder and controlling stockholder of the Company, loaned the Company $712,330 and $355,525 during the years ended December 31, 2019 and 2018, respectively, and the Company repaid Mr. Owens $374,309 and $269,708 during the years ended December 31, 2019 and 2018, respectively. Additionally, Mr. Owens assumed the Weinstein $60,000 note payable (see note 6), along with accrued interest of $5,833, from the Company on November 25, 2019. The net amount of these funds has been used for organization and working capital purposes. The financial statements reflect this liability as “Due to stockholder” which was $583,084 and $179,230 at December 31, 2019 and 2018, respectively. The loans from Mr. Owens are pursuant to an oral agreement, are non-interest bearing and payable upon demand by Mr. Owens.

On December 14, 2019, the Company’s Board of Directors approved the creation of a series of preferred stock of the Company to be named the “Series A Preferred Stock” and that the designation and number of shares thereof and the voting and powers, preferences, and other rights of the shares will be as set forth in a Certificate of Designations to be filed with the State of Wyoming. Further, the Board directed the Officers of the Company to enter into a subscription agreement to issue and sell to James Owens, the Chairman of the Board, Chief Technology Officer, founder, and controlling stockholder of the Company one thousand (1,000) shares of the Series A Preferred Shares at a total purchase price of $250,000.

On December 14, 2019, the Company’s Board of Directors resolved that, upon the effectiveness of the Series A Certificate of Designations, the Corporation is authorized to enter into a subscription agreement to issue and sell twenty-five million (25,000,000) shares of Common Stock to James Owens, at a total purchase price of $2,500.

On February 21, 2020, James Owens, with the consent of the counter parties and Board of Directors, assumed $1,750,680, which represented most of the Company’s liabilities for accrued salaries and related expense at December 31, 2019, along with $156,450 of accrued consulting expenses at December 31, 2019, both effective as of December 31, 2019. Mr. Owens also forgave the repayment of $569,300 of accrued consulting fees owed to him by the Company as of December 31, 2019.

On June 30, 2017 the Company entered into an Intellectual Property Purchase Agreement with Webstar Networks Corporation (“Webstar Networks”), a related party for which the Company’s founder, James Owens, controls the voting rights, (the “IP Purchase Agreement”). Under the terms of this agreement, the Company purchased all intellectual property associated with the eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. The Company refers to these assets as the “Webstar eCampus” assets. On May 12, 2018, the Company entered into an amendment to the IP Purchase Agreement whereby it completed the purchase of the Webstar eCampus assets and issued 17,000,000 shares of its unregistered common stock and a promissory note in the principal amount of $675,000, with an interest accruing thereunder after maturity at 3.5% per annum, payable upon completion of a sale of a minimum of $3,000,000 of the Company’s common stock in the planned offering of its common stock pursuant to its Registration Statement on Form S-1, for which we are required to, and plan to file a post-effective amendment. There can be no assurance that we’ll be able to file the post-effective amendment as planned, or that the Securities and Exchange Commission would declare our S-1 effective pursuant to such post-effective amendment, and there can be no assurance that the offering will commence as planned or that any funds will be raised in such offering and therefore, we may not be able to execute the foregoing as planned. On June 30, 2018, the Company entered into a Second Amendment to the IP Purchase Agreement whereby it agreed with Webstar Networks to increase from $3,000,000 to $5,000,000 the minimum offering amount triggering the $675,000 principal payment under the promissory note. The purchase of the eCampus software from Webstar Networks was consummated in the quarter ended June 30, 2018 on May 12, 2018. The purchase of the asset was recorded at Webstar Networks’ book value of $88,000 with the corresponding issuance of 17,000,000 shares of common stock recorded at total par value of $1,700 and the note payable-related party of $675,000. Since the purchase was from a related party, the related party’s actual development cost was used to record the intangible asset value. Additionally, since the Company did not have Additional Paid-in-Capital, a charge of $588,700 was made to Accumulated Deficit for the difference between the note payable issued of $675,000 and the asset value of $88,000 in accordance with US GAAP. The intangible asset value will be amortized and charged to current earnings over its estimated useful life of five years using the straight-line method. At December 31, 2018, the Company determined, based on probable future cash flows from the eCampus software, that the estimated fair value was less than the carrying value and, accordingly, recorded an impairment loss of $71,200 on the asset. The future amortization of the intangible asset will be based upon the new carrying value of the asset. On February 21, 2020, the $675,000 note was canceled, effective December 31, 2019.

F-12

On August 16, 2017, the Company entered into an Amended and Restated Consulting Agreement with James Owens. Under the terms of the agreement, Mr. Owens’ duties included: strategic alliances, mergers and acquisitions; corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by the Company; business development and business advertising and due diligence processes. The term of the agreement commenced on August 16, 2017 and continued for a period of five years. Mr. Owens was to receive a monthly retainer of $20,000 per month for his services. This amount had been accrued and would be paid upon the occurrence of a Financing Event. The Consulting agreement was canceled on February 21, 2020, effective December 31, 2019 and all accrued liabilities of $569,300 associated therewith were forgiven by James Owens. Consulting services expense of $240,000 were recorded in the years ended December 31, 2019 and 2018, respectively, in the accompanying statements of operations. Included in accrued consulting fees were $0 and $330,000 at December 31, 2019 and 2018, respectively, on the accompanying balance sheets relative to Mr. Owens’ consulting agreement with the Company.

On September 28, 2018, the Company entered into a Second Amended and Restated letter of intent with Soft Tech, an entity that is wholly owned by the Company’s founder, to exclusively license its Gigabyte Slayer software and on September 28, 2018 a Second Amended and Restated Letter of Intent to exclusively license its WARP-G software and further develop and commercialize both products throughout the world. In addition, the license agreement related to Gigabyte Slayer will include a clause that provides that if at any time during the term of the license Soft Tech develops or creates a software solution that it seeks to commercialize by way of marketing, selling or licensing to a third party (the “Future Software Products”), Soft Tech must first offer the Future Software Products to the Company on the same terms that Soft Tech seeks from a third party. Should the Company be unwilling or unable to enter into an agreement with Soft Tech to purchase or license the Future Software Products within 60 days from receipt of written notice of the offer from Soft Tech, then Soft Tech may sell or license the Future Software Products to a third party upon the same terms and conditions offered by Soft Tech to the Company. Upon entering into license agreements with Soft Tech, the Company agreed to pay Soft Tech a recurring license fee equal to 12% of the gross proceeds from the Company’s subsequent sale or licensing of the Gigabyte Slayer software and a recurring license fee equal to 12% of the gross proceeds from the Company’s subsequent sale or licensing of the WARP-G software application. The closing dates on these license agreements must occur no later than 90 days after the Company’s sale of a minimum of $3,000,000 of the Company’s common stock in the planned offering of the Company’s common stock pursuant to the Registration Statement on Form S-1, for which we are required to, and plan to file a post-effective amendment. There can be no assurance that we’ll be able to file the post-effective amendment as planned, or that the Securities and Exchange Commission would declare our S-1 effective pursuant to such post-effective amendment, and there can be no assurance that the offering will commence as planned or that any funds will be raised in such offering and therefore, we may not be able to execute the foregoing as planned. The closing is conditioned upon the Company entering into a license agreement with Soft Tech and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason.

Joseph P. Stingone, Sr., the Company’s former Chief Executive Officer provided the use of its principal offices located at 4231 Walnut Bend, Jacksonville, FL 32257 free of charge, except for utilities, repairs, and maintenance. The Company signed a lease with Mr. Stingone’s company, Walnut Bend Executive Center, LLC., effective April 1, 2019. On February 21, 2020, the lease was canceled effective December 31, 2019 and all liabilities associated therewith were assumed by James Owens (see note 7).

On June 21, 2019 the Company engaged StoneBridge Securities, LLC, and entity solely owned by Michael Hendrickson, a director of the Company, to preform services relating to the future offering of the Company’s common stock. The agreement calls for commissions to StoneBridge ranging from 1% to 3% for assisting in capital raising transactions. The agreement additionally called for a signing bonus of 500,000 warrants for the purchase of the Company’s common stock. The signing bonus was canceled by action of the Company’s Board of Directors on November 22, 2019, effective June 30, 2019.

NOTE 4 – NOTES PAYABLE

On March 25, 2019 the Company issued a promissory note to Leonard Weinstein, an individual, for the face amount of $45,000 with an interest rate of 25% per annum. Payment of principal and interest are due on the maturity date which is defined as the last day of the month following a funding event. The Company also agreed to pay a loan origination fee of $15,000 for this loan, which was never paid. As of December 31, 2019, the Company had borrowed $45,000 on this note payable. The obligation for the origination fee was expensed and is included in general and administrative expense in the statement of operations. Interest expense was $5,833 and $0 for the years ended December 31, 2019 and 2018, respectively. On November 25, 2019, Leonard Weinstein canceled the Company’s note payable (see Note 5) to him including any amounts owed to him for accrued interest and origination fees. James Owens, the Company’s founder and controlling stockholder, personally entered into an agreement with Mr. Weinstein to assume the liabilities of the Company’s note payable to Mr. Weinstein. The total amount due to Weinstein plus accrued interest of $65,833 was reclassed to due to stockholder as of December 31, 2019.

F-13

NOTE 5 – LEASES

The Company applied the provisions of ASU 2016-02 to two leases, an office and copier, executed during the quarter ended June 30, 2019 which requires the recognition of a right-of-use asset representing the rights to use the underlying leased assets for the lease terms with an offsetting lease liability. Operating lease expense is recognized on a straight-line basis over the lease term. During the year ended December 31, 2019, the Company recorded $82,730 as operating lease expense which is included in general and administrative expenses on the statement of operations. Prior to 2019, the Company had no lease agreements.

Office lease – The Company entered into an operating lease for its corporate office at 4321 Walnut Bend, Jacksonville, Florida with the lease commencement date of April 1, 2019 with the Company’s former chief executive officer. The term of the lease is 3 years with no automatic renewal provision. The lease required monthly payments of $8,000 which would be deferred until a financing event of at least $1 million, but no later than October 1, 2019. The Company utilized an incremental borrowing base of 7.5% to determine the present value of the lease liability associated with this office lease. On February 21, 2020, this office lease was terminated by the lessor, effective December 31, 2019. An entity related through common ownership entered into a new lease with landlord and agreed to assume any remaining obligations owed to the landlord by the Company under the terminated lease. The gain on termination of the office lease of $61,346, resulting from the difference between the remaining lease liability and right-of-use asset, was recorded as additional paid-in-capital.

Copier lease – The Company entered into an operating lease for a copy machine with a commencement date of June 10, 2019. The term of the lease is 60 months with no extension or buy-out provision at lease end. The monthly lease payments are $149. The Company utilized an incremental borrowing base of 7.5% to determine the present value of the lease liability associated with this copier lease. As of December 31, 2019, the unamortized right-of-use assets resulting from the copier lease was $6,555 and the copier lease liabilities were $6,687.

The table below reconciles the undiscounted future minimum lease payments (displayed by year and in the aggregate) under noncancelable operating leases with terms of more than one year to the total operating lease liabilities recognized on the balance sheets as of December 31, 2019:

		Undiscounted
		Lease
	Year	Payments
Copier
Lease
	2020	$1,783
	2021	1,783
	2022	1,783
	2023	1,783
	2024	743
	Total	7,875
	Less: present value discount	(1,188)
	Total operating lease liabilities	$6,687

NOTE 6 – INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. and State statutory rates as follows:

	12/31/2019	12/31/2018
U.S statutory rate	21.0%	21.0%
Florida State Corporate Income Tax Rate	5.5%	5.5%
Total statutory tax rates	26.5%	26.5%
Less valuation allowance	-26.5%	-26.5%
Net	-	-

F-14

At December 31, 2019, the Company has a tax loss carryover of approximately $641,096 available to offset future income for income tax reporting purposes. A deferred tax asset of $171,209 has been recognized for the loss carryforwards. However, no deferred tax benefit has been reported in the 2019 financial statements for the $328,428 tax loss carryforward arising in 2019 because the Company believes there is less than a 50% probability that future taxable income will be sufficient to fully realize the benefit of the carryforwards. Accordingly, the $328,428 tax benefit from the loss carryforwards has been offset by a $348,428 valuation allowance as of December 31, 2019. The expected tax benefit of $171,029 that would result from applying federal statutory tax rates to the pretax loss of $641,096 differs from amounts reported in the financial statements because of the $87,033 increase in the valuation allowance in 2019. The net operating loss carryover of $641,096 will expire in various years through 2038, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. Therefore, the net operating loss carryover is fully reserved with a valuation allowance.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2019.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the years ended December 31, 2019 and 2018, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Wyoming and Florida state jurisdictions.

NOTE 7 – STOCKHOLDERS’ EQUITY

During the years ended December 31, 2019 and 2018, respectively, the Company granted 0 and 100,000 shares of the Company’s common stock to an entity who provided services to the Company. The Company determined the fair value of the common stock to be $1.00 per share based on the share price of an anticipated offering of its common stock and recorded stock-based compensation expense of $25,000 and $100,000 for the years ended December 31, 2019 and 2018, respectively, in the statements of operations. The shares have not been issued. All shares previously granted to employees, officers, directors, and service providers were canceled by action of the Board of Directors on November 22, 2019, effective June 30, 2019 which resulted in a decrease to the Company’s accrued stock compensation with an offsetting adjustment to additional paid-in-capital as of June 30, 2019 (see Note 9). As of December 31, 2019 and 2018, the Company had accrued stock compensation of $0 and $3,116,667, respectively.

During the year ended December 31, 2018, the Company purchased the eCampus software which resulted in a charge to accumulated deficit of $588,700 (see note 3). The net loss for the year ended December 31, 2018 was $1,222,201 and when combined with the charge of $588,700 resulted in a $6,091,838 total stockholders’ deficit at December 31, 2018.

During the year ended December 31, 2019, the Company had a net loss of $1,115,416. Additionally, the Company canceled all previous, unissued stock and option grants resulting in an increase of $3,141,667 to additional paid-in-capital. James Owens, the Company’s founder, Chairman, and CTO, assumed the Company’s liabilities for accrued consulting fees, accrued salaries, and assumed the Company’s office lease in addition to forgiving the note payable owed to Webstar Networks. The total of these transactions with Mr. Owens resulted in an increase in additional paid-in-capital of $3,212,776. Additional paid-in-capital was therefore $6,354,443 at December 31, 2019 and total stockholders’ deficit was $852,811 at December 31, 2019.

NOTE 8 - COMMITMENTS

Commitments

On March 10, 2015, the Company signed an agreement with Dr. John A. England, PhD, for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, and (ii) once the company’s public offering is effective, stock options to purchase 100,000 shares of the Company’s unregistered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). On November 22, 2019, the Company’s Board of Directors canceled all previous stock and option grants, effective June 30, 2019.

F-15

On June 30, 2015, the Company signed an agreement each with Mr. Kevin Harrington and Mr. Kendall Almerico (a former director) for director services. Such agreements call for their director service compensation to be paid in shares annually for three years of 250,000 each year starting June 30, 2015 or a total of 750,000 each at June 30, 2017. The shares were to be issued to these directors upon the occurrence of the earlier of a Financing Event or July 31, 2018. No stock compensation expense has been recorded on the accompanying statements of operations for each director and $0 and $750,000 is reflected as accrued stock compensation at December 31, 2019 and 2018 on the accompanying balance sheets, respectively. On November 22, 2019, the Company’s Board of Directors canceled all previous stock grants, effective June 30, 2019, and as a result, the shares will not be issued.

On August 22, 2017, the Company signed an agreement with Ron G. Landmann, M.D. for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, (ii) Once the Company’s registration is effective, he will receive 100,000 shares of the Company’s voting common stock and (iii) Once the Company’s registration is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. The previous grant is reflected as accrued stock compensation of $0 and $100,000 at December 31, 2019 and 2018, respectively, on the accompanying balance sheets. No compensation has been recorded or accrued for the years ended December 31, 2019 and 2018 as the Board voted to waive all Directors’ fees for those years.

On August 30, 2017, the Company signed an agreement with Michael A. Hendrickson for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, (ii) Once the Company’s registration is effective, he will receive 100,000 shares of the Company’s voting common stock and (iii) Once the Company’s registration is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. The previous grant is reflected as accrued stock compensation of $0 and $100,000 at December 31, 2019 and 2018, respectively, on the accompanying balance sheets. No compensation has been recorded or accrued for the years ended December 31, 2019 and 2018 as the Board voted to waive all Directors’ fees for those years.

Consulting Services

On March 24, 2015, the Company signed an agreement with iTV Partners.tv, Inc. for consulting services. Such agreement calls for the payment of a monthly retainer fee of $2,500 starting April 1, 2015. On March 21, 2018 the Company canceled its consulting agreement with iTV Partners effective March 31, 2018. On February 21, 2020, James Owens, with the consent of the consultant, assumed all accrued consulting liabilities from the Company, effective December 31, 2019. Consulting services expense of $0 and $7,500 were recorded in each year ended December 31, 2019 and 2018, respectively, in the accompanying statements of operations. Accrued consulting fees were $0 and $88,750 at December 31, 2019 and 2018, respectively, in the accompanying balance sheets. In addition to the monthly retainer, iTV Partners.tv, Inc. was to be issued 250,000 shares of the Company’s unregistered common stock upon the occurrence of the earlier of a Financing Event or July 31, 2018. By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. The previous grant is reflected as stock compensation expense of $0 for the years ended December 31, 2019 and 2018, respectively, on the accompanying statements of operations. These shares are reflected as accrued stock compensation of $0 and $250,000 at December 31, 2019 and 2018, respectively, on the accompanying balance sheets.

On November 1, 2015, the Company signed an agreement with Blue Water Acquisitions, LLC-Series 4 for consulting services. Such agreement called for the payment of a monthly retainer fee of $1,500 starting November 1, 2015. This amount has primarily been accrued and was to be paid upon the occurrence of a Financing Event. On February 21, 2020, James Owens, with the consent of the consultants, assumed all accrued consulting liabilities from the Company, effective December 31, 2019. Consulting services expense of $18,000 was recorded in each year ended December 31, 2019 and 2018 in the accompanying statements of operations. Accrued consulting fees were $0 and $57,000 at December 31, 2019 and 2018, respectively, in the accompanying balance sheets. In addition to the monthly retainer, Blue Water Acquisitions, LLC-Series 4 was to be issued 100,000 shares of the Company’s common stock for each year of service. Such shares have been recorded as stock compensation expense $25,000 of $100,000 in the accompanying statement of operations for the years ended December 31, 2019 and 2018, respectively. By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. As of December 31, 2018, 300,000 shares had been granted. Accrued stock compensation was $0 and $316,667 at December 31, 2019 and 2018, respectively, on the accompanying balance sheets.

F-16

Executive Employment Agreements

Joseph P. Stingone, Sr. As of September 12, 2016, Mr. Stingone and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chairman, Chief Executive Officer and President. The term of this agreement was for a period of one year from the date of its execution and renewed automatically for one-year periods unless a written notice of termination was provided not less than 30 days prior to the automatic renewal date. The agreement provided that Mr. Stingone’s compensation would be: (i) salary of $250,000 per year, (ii) 250,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Mr. Stingone died in early July, 2019. On February 21, 2020, with the consent of Mr. Stingone’s heirs and the Company’s Board of Directors, James Owens assumed most of the accrued salaries and related expenses of the Company, effective December 31, 2019. Mr. Stingone’s earned salary expense was $125,000 and $250,000 for the years ended December 31, 2019 and 2018, respectively, in the accompanying statements of operations. The related accrued salary expense was $0 and $575,000 for the years ended December 31, 2019 and 2018, respectively, in the accompanying balance sheets. By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. Mr. Stingone’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement and is reflected as accrued stock compensation of $0 and $250,000 at December 31, 2019 and 2018, respectively, in the accompany balance sheets.

Nan A. Kreamer. As of September 13, 2016, Ms. Kreamer and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Financial Officer and Treasurer. The term of this agreement was for a period of one year from the date of its execution and renewed automatically for one-year periods unless a written notice of termination was provided not less than 30 days prior to the automatic renewal date. The agreement provided that Ms. Kreamer’s compensation would be: (i) salary of $200,000 per year, (ii) 200,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Ms. Kreamer resigned effective as of March 18, 2018. Ms. Kreamer’s earned salary expense was $0 and $50,000 for the years ended December 31, 2019 and 2018, respectively, in the accompanying statements of operations. The related accrued salary expense was $309,444 for the years ended December 31, 2019 and 2018, respectively, in the accompanying balance sheets. By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. Ms. Kreamer’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement and is reflected as accrued stock compensation of $0 and $200,000 at December 31, 2019 and 2018, respectively, in the accompanying balance sheets.

David Herzfeld. As of June 16, 2016, Mr. Herzfeld and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Technology Officer. The term of this agreement was for a period of two years from the date of its execution and renewed automatically for one-year periods unless a written notice of termination was provided not less than 30 days prior to the automatic renewal date. The agreement provided that Mr. Herzfeld’s compensation would be: (i) salary of $100,000 per year for the first six months of the term and $150,000 on an annual basis for each year thereafter until the contract is terminated (ii) 250,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. On February 21, 2020, with the consent of the employees and the Company’s Board of Directors, James Owens assumed most of the accrued salaries and related expenses of the Company, effective December 31, 2019. Mr. Herzfeld’s earned salary expense was $150,000 for the years ended December 31, 2019 and 2018, respectively, in the accompanying statements of operations. The related accrued salary expense was $0 and $356,250 for the years ended December 31, 2019 and 2018, respectively, in the accompanying balance sheets. By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. Mr. Herzfeld’s share compensation is recorded in the Company’s stock compensation expense at the time of the agreement and is reflected as accrued stock compensation of $0 and $250,000 at December 31, 2019 and 2018, respectively, in the accompanying balance sheets. By action of the Company’s Board of Directors on June 7, 2019, Mr. Herzfeld’s title was changed and James Owens was named Chief Technology Officer.

F-17

Eugene Fedele. On May 1, 2017, Mr. Eugene Fedele and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Marketing Officer. The term of this agreement was for a period of one year from the date of its execution and renewed automatically for one-year periods unless a written notice of termination was provided not less than 30 days prior to the automatic renewal date. The agreement provided that Mr. Fedele’s compensation would be: (i) salary of $150,000 per year, (ii) 100,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. On February 21, 2020, with the consent of the employee and the Company’s Board of Directors, James Owens assumed most of the accrued salaries and related expenses of the Company, effective December 31, 2019. Mr. Fedele’s earned salary expense was $150,000 for the years ended December 31, 2019 and 2018, respectively, in the accompanying statements of operations. The related accrued salary expense was $0 and $250,000 for the years ended December 31, 2019 and 2018, respectively, in the accompanying balance sheets. By action of the Company’s Board of Directors on November 22, 2019, all previous stock and option grants were canceled effective June 30, 2019. Mr. Fedele’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement and is reflected as accrued stock compensation of $0 and $100,000 at December 31, 2019 and 2018 in the accompanying balance sheets.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent Events

Mr. James Owens, the Chairman of the Board, Chief Technology Officer, founder, and controlling stockholder of the Company, loaned the Company $50,712 subsequent to December 31, 2019 through the date of this report.

James Owens. For the years ended December 31, 2019 and 2018, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Owens. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Owens to serve as its Chief Technology Officer. The term of this agreement is indefinite and may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to employee a one-time payment equal to one year’s salary, two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Owens’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

Don D. Roberts. For the years ended December 31, 2019 and 2018, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Roberts. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Roberts to serve as its Chief Executive Officer. The term of this agreement is indefinite and may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to employee a one-time payment equal to one year’s salary, two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Roberts’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

Harold E. Hutchins. For the years ended December 31, 2019 and 2018, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Hutchins. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Hutchins to serve as its Chief Financial Officer. The term of this agreement is indefinite and may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to employee a one-time payment equal to one year’s salary, two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Hutchins’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate of Designations (the “Certificate”) the Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), as a series of preferred stock of the Company, effective March 16, 2020. 1,000 shares of Series A Preferred Stock are authorized.

F-18

Webstar Technology Group, Inc.

600,000 Shares

Of

Common Stock

PROSPECTUS

_______________, 2020

Until _________________, 2020 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by us.

Type	Amount
SEC Registration Fee	$110
Publishing/Edgar Agents	1,500
Printing and Mailing Costs	390
Other Fees and Expenses	12,000
Accounting Fees and Expenses	6,000
Total Expenses	$20,000

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Wyoming Business Corporation Act (the “WBCA”), our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws.

Wyoming Business Corporation Act

The WBCA, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The WBCA provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

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Our Amended and Restated Bylaws

Our Amended and Restated Bylaws provide that we shall have the power to indemnify any of our officers or directors who acted in good faith and in a manner believed to be in the best interests of the corporation and had no reasonable cause to believe that their actions were unlawful.

We intend to enter into indemnification agreements with our directors and officers. These agreements will provide broader indemnity rights than those provided under the WBCA and our certificate of incorporation and by-laws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

Our Amended and Restated Articles of Incorporation

In addition, our amended and restated articles of incorporation provide for the indemnification of our directors and officers for expenses incurred by them in their capacities as directors and officers. This right of indemnification extends to fines, liabilities, settlements, costs and expenses, including attorneys’ fees, asserted against a director or an officer, or arising out of a director’s or an officer’s status as a director or an officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales of our securities that were not registered under the Securities Act.

On May 12, 2018, pursuant to the terms of an amendment to the IP Purchase Agreement we entered into with Webstar Networks, a related party, and issued 17,000,000 shares of our unregistered common stock valued at $1.00 per share, or an aggregate of $17,000,000.

The Company believes that the shares of our Common Stock were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act and an appropriate restrictive legend is affixed to the stock certificates issued for such shares.

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate the Series A Preferred Stock as a series of preferred stock of the Company. 1,000 shares of Series A Preferred Stock are authorized in the Certificate. The Series A Preferred Stock has voting rights equivalent to three times the total voting power of the total common stock outstanding at any time. The Series A Preferred Stock has no transfer rights, no conversion rights, no dividends, and no liquidation preference.

The Company entered into a subscription agreement (the “Preferred Subscription Agreement”) pursuant to which the Company agreed to issue and sell to James Owens, the Company’s Chairman of the Board, Chief Technology Officer, founder, and controlling shareholder one thousand (1,000) shares of the Series A Preferred Stock, at a total purchase price of $250,000 upon the filing of the Certificate.

On April 20, 2020, our Board of Directors declared a stock dividend of 0.218723 shares per each outstanding share of our common stock. On April 22, 2020, James Owens contributed 27,104,415 of his shares of common stock of the Company to Webstar Networks in order to inject equity to Webstar Networks.

The Company believes that the foregoing issuance of the restricted Series A Preferred Stock were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act and an appropriate restrictive legend is affixed to the stock certificates issued for such shares.

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The Company believes that the foregoing issuance of the restricted Common Stock were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act and an appropriate restrictive legend is affixed to the stock certificates issued for such shares.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Offering Circular filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on April 24, 2020.

Webstar Technology Group, Inc.

By:	/s/ Don D. Roberts
Don D. Roberts
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints each of Don Roberts and Harold E. Hutchins, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on April 24, 2020.

Name	Title

/s/ Don D. Roberts	President, Chief Executive Officer
Don D. Roberts	(Principal Executive Officer)

/s/ Harold E. Hutchins	Chief Financial Officer
Harold E. Hutchins	(Principal Financial and Accounting Officer)

/s/ James Owens	Director (Chairman) and Chief Technology Officer
James Owens

/s/ Michael Hendrickson	Director
Michael Hendrickson

/s/ John England, Ph.D.	Director
John England, Ph.D.

/s/ Ron Landmann, M.D.	Director
Ron Landmann, M.D.

/s/ Kevin Harrington	Director
Kevin Harrington

/s/ Sanford Simon	Director
Sanford Simon

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation filed on July 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

3.2	Amended and Restated Bylaws effective as of March 23, 2017 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

3.3	Certificate of Designations of Preferences and Rights of Series A Preferred Stock of the registrant. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on For 8-K filed with the SEC March 17, 2020).

5.1	Opinion of the Law Office of Anthony L.G., PLLC filed as Exhibit 5.1 to the Original Registration Statement on January 8, 2019.

10.1*	Form of Subscription Agreement.

10.2*	Exclusive Technology Marketing and License Agreement dated April 21, 2020 by and between Soft Tech Development Corp and Webstar Technology Group, Inc.

10.3*	Form of Escrow Agreement by and between Webstar Technology Group, Inc. and Foley & Lardner LLP.

10.4+	Form of Executive Employment Agreement and Amendment (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

10.5+	Form of Consulting Agreement and Amendment (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

10.6	Intellectual Property Purchase Agreement between Webstar Networks Corporation and Webstar Technology Group, Inc. dated as June 30, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

10.7+	Form of Director Services Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

10.8	Amended and Restated Consulting Agreement between Webstar Technology Group, Inc. and James Owens dated August 16, 2017 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

10.8 +	Form of Amendment to Employment Agreement entered into between Webstar Technology Group, Inc. and Executive (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

10.10	Amendment dated May 12, 2018 to Intellectual Property Purchase Agreement between Webstar Networks Corporation and Webstar Technology Group, Inc. dated as of June 30, 2017 (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

10.11	Second Amendment to Intellectual Property Purchase Agreement between Webstar Networks Corporation and Webstar Technology Group, Inc. dated as of June 30, 2018 (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on October 30, 2017).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of the Law Office of Anthony L.G., PLLC (included in Exhibit 5.1).

*	Filed herewith.
+	Management contract or compensatory plan or arrangement.

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